UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.           )
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ENERGEN CORPORATION
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ENERGEN CORPORATION 605 Richard Arrington Jr. Blvd. North Birmingham, Alabama 35203-2707 (205) 326-2700

March 24, 2010
To Our Shareholders:

It is our pleasure to extend to you a cordial invitation to attend the Annual Meeting of Shareholders of Energen Corporation. The Annual Meeting will be held at the principal office of the Company in Birmingham, Alabama on Wednesday, April 28, 2010, at 9:30 a.m., Central Daylight Time.

Details of the matters to be presented at this meeting are given in the Notice of the Annual Meeting and in the proxy statement that follow.

We hope that you will be able to attend this meeting so that we may have the opportunity of meeting with you and discussing the affairs of the Company. However, if you cannot attend, we would appreciate your submitting your proxy by telephone or by Internet, or by completing, signing and returning the enclosed proxy card as soon as convenient so that your stock may be voted.

We have enclosed a copy of the Company’s 2009 Annual Report.

Yours very truly,

Chairman of the Board

ENERGEN CORPORATION

Notice of Annual Meeting of Shareholders and
Internet Availability of Proxy Materials

To Be Held April 28, 2010

TIME	9:30 a.m., CDT, on Wednesday, April 28, 2010

PLACE	Energen Plaza

605 Richard Arrington Jr. Blvd. North

Birmingham, Alabama 35203-2707

Directions to the Annual Meeting are available by calling Investor Relations at 1-800-654-3206.

ITEMS OF BUSINESS	(1) To elect three members of the Board of Directors for three-year terms.

The Board of Directors recommends a vote FOR each of the nominees.

(2) To approve the amendment and restatement of the 1992 Directors Stock Plan.

The Board of Directors recommends a vote FOR amendment and restatement of the Directors Stock Plan.

(3) To approve an amendment to the Annual Incentive Compensation Plan, and to continue the plan’s qualification for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

The Board of Directors recommends a vote FOR approval of the amendment, performance conditions and material terms of the AICP for purposes of Section 162(m) of the Code.

(4) To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010.

The Board of Directors recommends a vote FOR ratification.

(5) To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement.

RECORD DATE	You can vote if you are a shareholder of record of the Company on February 26, 2010.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by submitting your instructions by telephone or by Internet, or by completing, signing and returning the proxy card sent to you. You can revoke a proxy at any time prior to exercise at the Annual Meeting by following the instructions in the accompanying proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD APRIL 28, 2010:

The Company’s proxy statement on Schedule 14A, form of proxy card and 2009 annual report on Form 10-K are available at: www.energen.com under the heading “Investor Relations” and subheading “SEC Filings.”

J. David Woodruff
Secretary

Birmingham, Alabama
March 24, 2010

YOUR VOTE IS IMPORTANT

You are urged to submit your proxy instructions by telephone or by Internet, or by dating, signing and promptly returning your proxy in the enclosed envelope.

PROXY STATEMENT

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PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
OF ENERGEN CORPORATION

April 28, 2010

We are providing this proxy statement in connection with the solicitation by the Board of Directors of Energen Corporation, an Alabama corporation (the “Company,” “we,” or “us”), of proxies for use at the 2010 Annual Meeting of Shareholders of the Company and at any adjournment thereof (the “Annual Meeting”).

You are invited to attend our Annual Meeting on April 28, 2010, beginning at 9:30 a.m., CDT. The Annual Meeting will be held at our principal office, 605 Richard Arrington Jr. Blvd. North, Birmingham, Alabama 35203-2707.

This proxy statement and form of proxy are being mailed on or about March 24, 2010.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

Item 1: Election of Directors

Three Directors are to be elected. Our Board of Directors is divided into three classes serving staggered three-year terms. The terms of four of the present Directors expire at this Annual Meeting: Stephen D. Ban, Julian W. Banton, T. Michael Goodrich, and Wm. Michael Warren, Jr. Messrs. Ban, Banton and Goodrich have been nominated for re-election as Directors for terms expiring in 2013. Mr. Warren is retiring from our Board of Directors.

Your Board of Directors recommends that Stephen D. Ban, Julian W. Banton, and T. Michael Goodrich be elected to serve in the class with terms expiring in 2013.  Each nominee has agreed to be named in this proxy statement and to serve if elected. We expect each nominee for election as a Director to be able to serve if elected. Biographical data on these nominees and the other members of the Board of Directors is presented beginning on page 4 of this proxy statement under the caption “Governance of the Company.”

Unless you otherwise direct on the proxy form, the proxy holders intend to vote your shares in favor of the above listed nominees. To be elected, a nominee must receive a majority of the votes cast at the Annual Meeting in person or by proxy. If one or more of the nominees becomes unavailable for election or service as a Director, the proxy holders may vote your shares for one or more substitutes designated by the Board of Directors; alternatively, we may reduce the size of the Board of Directors.

Item 2: Approval of Amendment and Restatement of Energen’s 1992 Directors Stock Plan

In January 2010, the Board of Directors adopted, subject to shareholder approval, amendments to the 1992 Directors Stock Plan (as amended through the date hereof, the “Directors Plan”) which define additional types of equity compensation that may be awarded under the Directors Plan, replace annual grants with compensatory grants to be awarded at the discretion of the Board, outline the authority of the Board to administer the Directors Plan and specify the method of determining the exercise price of stock option awards. The amendments do not increase the number of authorized shares under the Directors Plan. Your Board of Directors recommends the adoption of the Amended and Restated Directors Stock Plan.

Item 3: Approval of Amendments to Energen’s Annual Incentive Compensation Plan

The Board of Directors adopted, and the shareholders subsequently approved, the Company’s Annual Incentive Compensation Plan (as amended, the “AICP”) effective January 1, 2002. On December 9, 2009, the Board of Directors adopted, subject to shareholder approval, an amendment to the AICP which increases the maximum incentive for any individual for any one year from $1 million to $2.5 million.

The Company is required to resubmit the AICP for shareholder approval periodically so that the AICP may continue to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which provides the Company with an exception from the $1 million limitation on its federal income tax deduction for certain compensation paid under the AICP (as described in more detail below) otherwise imposed by Section 162(m). Your Board of Directors recommends that the amendment to the AICP be approved. A vote to approve this amendment (as described in more detail below) also will constitute approval of the performance conditions and material terms of the AICP for purposes of Section 162(m) of the Code.

Item 4: Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm (the independent auditors) of the Company with respect to its operations for the year 2010. While ratification is not required, the Audit Committee determined to seek shareholder ratification of the appointment. Your Board of Directors recommends ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

Item 5: Other Business

We know of no other business that will be considered for action at the Annual Meeting. If any other business calling for a vote of shareholders is properly presented at the meeting, the proxy holders will vote your shares in accordance with their best judgment.

PROXY AND VOTING PROCEDURES

Shareholders Entitled to Vote

Holders of Company common stock of record at the close of business on February 26, 2010, are entitled to receive this notice of Annual Meeting and proxy statement and to vote their shares at the Annual Meeting. As of that date, a total of 71,854,814 shares of common stock were outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Filing of Proxies

Your vote is important. You can save us the expense of a second mailing by voting promptly. Because many shareholders cannot attend the Annual Meeting in person, it is necessary that a large number be represented by proxy. Please submit your instructions by telephone or by Internet, or by completing, signing, dating and returning your proxy in the postage-paid envelope provided. The proxy holders will vote shares represented by valid proxies received by telephone, by Internet or by mail in accordance with the instructions appearing on such proxies.

Revocation of Proxies

You can revoke your proxy at any time before it is exercised by:

•	written notice to the Secretary of the Company;

•	timely delivery of a valid, later-dated proxy; or

•	voting by ballot at the Annual Meeting.

Voting at the Annual Meeting

Submitting your proxy by telephone, by Internet or by mail will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

All shares for which a proxy has been received and not revoked will be voted at the Annual Meeting. If you submit your proxy by telephone, by Internet or by mail but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Required Vote

The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Proxies relating to “street name” shares that are voted by brokers on some matters will be treated as shares present for determining the presence of a quorum, but will not be treated as shares entitled to vote at the Annual Meeting on those matters as to which authority to vote is withheld from the broker. A broker “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.

Under New York Stock Exchange Rules, if you are a beneficial owner and your broker holds your shares in its name, your broker is permitted to vote your shares on the ratification of independent accountants, even if the broker does not receive voting instructions from you if the broker has complied with rules concerning the delivery of proxy materials to beneficial owners.

Each of the nominees for Director must receive the affirmative vote of a majority of the votes cast by shareholders represented at the Annual Meeting as part of the quorum. Only votes “for” or “withhold authority” affect the outcome. Abstentions and broker “non-votes” are not counted for purposes of the election of Directors.

The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy by shareholders entitled to vote on the matter is required to (i) approve the adoption of the amended and restated Directors Plan, (ii) approve the amendment to the AICP (including approval of the AICP for purposes of Section 162(m) of the Code), and (iii) ratify the appointment of PricewaterhouseCoopers LLP as the independent public accounting firm. Abstentions and broker non-votes are not counted for purposes of the vote on these matters.

At the date this proxy statement went to press, we did not know of any other matters to be raised at the Annual Meeting.

Internet Availability of Proxy Materials

This proxy statement, the form of proxy card and the 2009 Form 10-K are available on our website www.energen.com under the heading “Investor Relations” and subheading “SEC Filings”. Securities and Exchange Commission rules permit the Company to provide shareholders with proxy materials electronically instead of in paper form, even if they have not made an election to receive the material electronically. If we decide to take advantage of this electronic delivery alternative in the future, shareholders will receive a Notice of Internet Availability of Proxy Materials with instructions on how to access the material on the Internet.

GOVERNANCE OF THE COMPANY

The members of our Board of Directors, including the three nominees for election, are identified below.

NOMINEES FOR ELECTION AS DIRECTORS FOR THREE-YEAR TERMS EXPIRING IN 2013

Name and Year First Became Director	Principal Occupation and Other Information

Stephen D. Ban Director since 1992
Dr. Ban, 69, recently retired as the Director of the Technology Transfer Division of the Argonne National Laboratory, a Department of Energy center of science and engineering research providing solutions to energy, environmental and energy security problems. He had held this position since March 2002. He previously served as President and Chief Executive Officer of Gas Research Institute (GRI), a nonprofit cooperative research organization of the natural gas industry, headquartered in Chicago, where he had overall responsibility for GRI’s multifaceted research and development program in gas technology development, including research and development related to gas supply and end-use technologies. Dr. Ban serves as a director of UGI Corporation, a publicly traded Pennsylvania gas and electric utility and national marketer of liquid propane. He is also a director of Amerigas, Inc., which is a wholly owned subsidiary of UGI Corporation and the general partner of Amerigas Partners L.P., a publicly traded limited partnership. Dr. Ban serves as a peer reviewer on the U.S. Department of Energy’s Industrial Technology Review Panel. He is a graduate of Rose-Hulman Institute of Technology (B.S. M.E.) and Case Western University (Ph.D. engineering science).

Julian W. Banton Director since 1997
Mr. Banton, 69, retired in December 2003 as President and as a director of SouthTrust Corporation. Mr. Banton previously had stepped down as Chairman of the Board and Chief Executive Officer of SouthTrust Bank in October 2003. He joined SouthTrust in 1982, was named President in 1985 and in 1988 was named Chairman of the Board and Chief Executive Officer. Prior to joining SouthTrust, Mr. Banton was in charge of Corporate and International Banking for Signet Bank in Richmond, Virginia. Mr. Banton is also a past director of the Birmingham Branch of the Federal Reserve Bank of Atlanta. He is a graduate of Virginia Commonwealth University (B.S.) and University of Richmond (M.B.A.).

T. Michael Goodrich Director since 2000
Mr. Goodrich, 64, retired in 2008 as Chairman of the Board and Chief Executive Officer of BE&K, Inc., a $2 billion per year international engineering and construction firm headquartered in Birmingham, Alabama. He joined BE&K in 1972 as Assistant Secretary and General Counsel, was named President in 1989 and was named Chairman and Chief Executive Officer in 1995. Mr. Goodrich is active in a number of industry and civic organizations including Associated Builders and Contractors, the Construction Industry Roundtable and serving as Chair of Leadership Alabama. In addition to Energen, Mr. Goodrich serves as a director of one other publicly traded company — Synovus Financial Corp. He is also a director of First Commercial Bank. Mr. Goodrich is a graduate of Tulane University (civil engineering) and University of Alabama School of Law (J.D.).

DIRECTORS WHOSE TERMS EXPIRE IN 2010

Name and Year First Became Director	Principal Occupation and Other Information

Wm. Michael Warren, Jr. Director since 1986, retiring from the Board at the Annual Meeting
Mr. Warren, 62, is Chief Executive Officer of Children’s Health System which provides a comprehensive range of pediatric clinical services through its Children’s Hospital located in Birmingham, Alabama and clinics located in several Alabama communities. He served as Chief Executive Officer of the Company until June 2007 and as Chairman of the Board until his retirement from the Company in December 2007. He joined the Company in 1983 as Vice President and General Counsel and subsequently served in various leadership capacities including President of the Company and each of its subsidiaries. He was elected Chief Executive Officer of the Company in February, 1997, and was elected Chairman of the Board in January, 1998. Prior to joining the Company, Mr. Warren was a partner in the Birmingham, Alabama law firm Bradley, Arant, Rose and White. In addition to Energen, Mr. Warren serves as a director of one other publicly traded company — Protective Life Corporation. Mr. Warren is a graduate of Auburn University (B.A.) and Duke University School of Law (J.D.)

DIRECTORS WHOSE TERMS EXPIRE IN 2011

Name and Year First Became Director	Principal Occupation and Other Information

Kenneth W. Dewey Director since 2007
Mr. Dewey, 56, is a co-founder and board member of Caymus Capital Partners, a market-neutral energy equity fund manager. He also serves as a Director of Impact Guidance Systems, Inc., a developer of downhole tools used by the oil and gas industry. Mr. Dewey was a co-founder of Randall & Dewey, a full-service transaction advisory firm specializing in oil and gas mergers, acquisitions and divestments. Randall & Dewey provided marketing, transaction, evaluation and research services for clients ranging from small, privately held firms to integrated energy companies and major oil companies. Mr. Dewey served as Randall & Dewey’s Chief Financial Officer from 1989 until his 2006 retirement following the firm’s 2005 acquisition by Jefferies & Company. From 1978 to 1989, Mr. Dewey held a variety of positions with Amoco Corporation and its subsidiaries. Mr. Dewey is a graduate of Stanford University (A.B. economics) and Wharton School, University of Pennsylvania (M.B.A.).

James S.M. French Director since 1979
Mr. French, 69, is Vice Chairman, Investments, of the Board of Dunn Investment Company and was formerly its Chairman, President and Chief Executive Officer. Dunn Investment is the parent of a group of companies in the construction industry and also an investor in real estate and in equity securities in selected industries. Dunn was founded in 1878 and is headquartered in Birmingham. Mr. French joined the firm in 1968 and became its President in 1974 and Chairman and Chief Executive Officer in 1977. In addition to Energen, Mr. French serves as a Director of one other publicly traded company, Protective Life Corporation. He has within the past five years retired from the boards of Regions Financial Corporation and Hilb, Rogan and Hamilton. Mr. French is a graduate of Princeton University (geological engineering) and Harvard Business School (MBA).

Name and Year First Became Director	Principal Occupation and Other Information

James T. McManus, II Director since December 2006
Mr. McManus, 51, is Chairman of the Board, President and Chief Executive Officer of the Company. He has been employed by Energen Corporation and its subsidiaries in various capacities since 1986. He was elected Executive Vice President and Chief Operating Officer of Energen Resources Corporation in October 1995 and President of Energen Resources in April 1997. He was elected President and Chief Operating Officer of the Company effective January 1, 2006, Chief Executive Officer effective July 1, 2007, and Chairman of the Board effective January 1, 2008. Prior to joining the Company, Mr. McManus worked for PricewaterhouseCoopers. A certified public accountant, he is a graduate of the University of Alabama (B.S. accounting).

David W. Wilson Director since 2004
Mr. Wilson, 66, is an independent energy consultant currently providing business advisory services and oversight with respect to exploration and production operations and natural gas marketing. From 1993 until his retirement in 2000, he led PricewaterhouseCooper’s Energy Strategic Advisory Services Group which provided a wide range of services including asset and company valuations, strategy development and reviews, investment management and energy trading and risk management. From 1985 through 1988 he was President of Gas Acquisition Services, a gas management consulting firm; from 1977 through 1985 he served as Vice President, Exploration and Corporate Development of Consolidated Oil and Gas; and from 1975 through 1977 he served as Manager, Diversification Programs for Williams Exploration. Prior to 1977 he held various positions in the oil and gas exploration and production industry. Mr. Wilson is a graduate of Tulsa University (B.S. engineering mathematics).

DIRECTORS WHOSE TERMS EXPIRE IN 2012

Name and Year First Became Director	Principal Occupation and Other Information

Judy M. Merritt Director since 1993
Dr. Merritt, 66, is President of Jefferson State Community College located in Birmingham, Alabama. Dr. Merritt was named President in 1979 and, with the exception of a four-year assignment at Florida International University in Miami, Florida from 1975 to 1979, has been associated with Jefferson State and its predecessor since 1965. Dr. Merritt has served in a number of community and civic leadership roles including Chairman of the Birmingham Chamber of Commerce, Executive Committee of the Public Affairs Research Council of Alabama, and member of the Board of Directors of the Business Council of Alabama. She is a graduate of the University of Alabama (B.S. secondary education, M.A. counseling and guidance and Ph.D. educational administration).

Stephen A. Snider Director since 2000
Mr. Snider, 62, retired in June 2009 as Chief Executive Officer and director of Exterran Holdings, Inc., a global natural gas compression services company, and also retired as Chief Executive Officer and director for the general partner of Exterran Partners, LP., a domestic natural gas contract compression services business. Mr. Snider has over 30 years of experience in senior management of operating companies. He serves as a director of two other publicly traded companies — Dresser-Rand Group, Inc. and Seahawk Drilling. Mr. Snider is a graduate of the University of Detroit (B.S. civil engineering) and University of Colorado at Denver (MBA).

Name and Year First Became Director	Principal Occupation and Other Information

Gary C. Youngblood Director since 2003
Mr. Youngblood, 66, retired in January 2003 as President and Chief Operating Officer of Alabama Gas Corporation, a subsidiary of the Company. Mr. Youngblood was employed by Alabama Gas Corporation in various capacities for 34 years. He was elected its Executive Vice President in 1993, its Chief Operating Officer in 1995, and its President in 1997. Mr. Youngblood has served in a number of industry and civic leadership roles including Chairman of the Birmingham Chamber of Commerce, member of the board of directors of the Public Affairs Research Council of Alabama, President of the Alabama Natural Gas Association, President of the Southeast Gas Association, and member of the Leadership Council of the American Gas Association. He is a graduate of the University of Montevallo (B.S. business administration).

Each of our Directors also serves as a Director of Alabama Gas Corporation and Energen Resources Corporation, our principal subsidiaries. Our Governance and Nominations Committee considers the qualifications and backgrounds of each of our Directors when nominated for service on our Board of Directors, and believes that each Director named above possesses skills and qualifications which enhance the quality of the Board as a whole. For further discussion of the nominee selection process, see “Selection of Board Nominees” below.

Director Attendance

During 2009, the Board of Directors of the Company met seven times. All Directors of the Company attended at least 75% of the meetings of the Board of Directors and at least 75% of the meetings of committees of the Board during the time periods such Directors were serving as members of such committees. We encourage and expect our Board members to attend our Annual Meeting absent extenuating circumstances, but we do not have a formal policy requiring attendance. All of our Board members except for Dr. Ban and Dr. Merritt attended our Annual Meeting held in 2009.

Committees of the Board of Directors

Our Board of Directors has standing Governance and Nominations, Audit, Officers Review, and Finance Committees. The current members of these Committees are as follows:

•	Governance and Nominations Committee — Stephen A. Snider (Chair), Stephen D. Ban, T. Michael Goodrich and Judy M. Merritt

•	Audit Committee — David W. Wilson (Chair), Julian W. Banton, Kenneth W. Dewey, James S.M. French, and Judy M. Merritt

•	Officers Review Committee — Julian W. Banton (Chair), James S.M. French, T. Michael Goodrich and Stephen A. Snider

•	Finance Committee — Stephen D. Ban (Chair), Kenneth W. Dewey, Wm. Michael Warren, Jr., David W. Wilson and Gary C. Youngblood

Mr. Warren will cease his service on the Finance Committee upon his retirement from the Board of Directors at the 2010 Annual Meeting.

Governance and Nominations Committee.  The duties of the Governance and Nominations Committee are to review and advise the Board of Directors on general governance and structure issues, to review and recommend to the Board the term and tenure of Directors, to consider future Board members and recommend nominations to the Board, and to review and make recommendations to the Board regarding non-employee Director compensation. The charter of the Governance and Nominations Committee describes the duties of the Governance and Nominations Committee in detail. The charter and the Company’s Corporate Governance Guidelines are available on our website under the heading “Governance” (www.energen.com). During 2009, the Governance and Nominations Committee held two meetings. The Board of Directors has determined that each member of the Governance and Nominations Committee is “independent” as defined by the listing standards of the New York Stock Exchange.

Audit Committee.  The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of our financial statements, our legal and regulatory compliance and the performance of our internal and independent auditors. As part of its responsibilities, the Audit Committee is solely responsible for the appointment, compensation, retention, discharge or replacement of our independent auditors. Our Audit Committee charter describes the functions of our Audit Committee in detail, and is available on our website under the heading “Governance” (www.energen.com). During 2009, the Audit Committee held five meetings. The Audit Committee Report is presented at page 22 of this proxy statement under the caption “2009 Audit Committee Report.”

The Board of Directors has determined that each member of the Audit Committee is “independent” within the meaning of applicable SEC regulations and the listing standards of the New York Stock Exchange and each member meets the financial literacy and accounting or financial management requirements of the New York Stock Exchange listing standards. The Board has also determined that Mr. Wilson is an audit committee financial expert under the rules and regulations of the Securities and Exchange Commission.

Officers Review Committee.  Our Officers Review Committee (“ORC”) considers and makes recommendations to the Board of Directors with respect to executive succession and compensation paid to officers of the Company and its subsidiaries. The ORC also administers the Company’s executive compensation plans. The charter of the ORC describes the duties and functions of the ORC in detail, and is available on our website under the heading “Governance” (www.energen.com). During 2009, the ORC held five meetings. The Report of the ORC is presented on page 30 of the proxy statement under the caption “Compensation Committee Report.” The Board of Directors has determined that each member of the ORC is “independent” as defined by the listing standards of the New York Stock Exchange.

The ORC is responsible for overseeing and administering the Company’s executive compensation program. The ORC establishes the salaries and other compensation of the executive officers of the Company, including the Chairman and CEO, the CFO, and other executive officers named in the Summary Compensation Table. In setting salaries and granting other forms of compensation, the ORC receives and considers information and recommendations from the CEO and the Vice President of Human Resources. The ORC also reviews and considers reports and analysis provided by its executive compensation consultant, Towers Perrin. Towers Perrin is engaged by the Company at the direction of the ORC. Management meets with Towers Perrin representatives and participates in most meetings between Towers Perrin and the ORC. Towers Perrin provides a range of services to the ORC, including competitive assessments of the Company’s executive compensation levels and practices relative to relevant executive labor markets and other assignments as requested by the ORC. During 2009, Towers Perrin also provided to the Governance and Nominations Committee an assessment of outside director competitive compensation. For a more detailed description of the ORC’s authority and interaction with management and Towers Perrin, see “Compensation Discussion & Analysis” beginning on page 24.

Finance Committee.  Our Finance Committee reviews and makes recommendations to the Board with respect to significant financing and acquisition activities. The Finance Committee charter describes the duties of the Finance Committee in detail, and is available on our website under the heading “Governance” (www.energen.com). The Finance Committee held two meetings during 2009.

Availability of Corporate Governance Documents.  Shareholders may obtain copies of our Committee charters, Code of Ethics and Corporate Governance Guidelines from us without charge by requesting such documents in writing or by telephone at the following address or telephone number:

J. David Woodruff
Energen Corporation
605 Richard Arrington Jr. Blvd. North
Birmingham, Alabama 35203-2707
Phone: (205) 326-2700

Each of these documents is also available on our website under the heading “Governance” (www.energen.com).

Independence Determinations

Our Board of Directors has adopted independence standards consistent with the listing standards adopted by the New York Stock Exchange. A Director will be considered “independent” and found to have no material relationship with the Company if:

(1)  During the prior three years:

• The Director has not been an employee of the Company or any of its subsidiaries;

•	No immediate family member of the Director has been an executive officer of the Company;

•	Neither the Director nor an immediate family member of the Director has received more than $120,000 per year in direct compensation from the Company other than director and committee fees and pension or other forms of direct compensation for prior service (provided such compensation is not contingent in any way on future service);

•	No immediate family member of the Director has been employed as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee;

•	The Director has not been an executive officer or employee, and no immediate family member of the Director has been an executive officer, of a company that makes payments to or receives payments from the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues; and

(2) •	The director is not a current partner or employee of a firm that is the Company’s internal or external auditor;

•	The director does not have an immediate family member who is a current partner of such a firm;

•	The director does not have an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; and

•	Neither the director nor an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time.

In January 2010, the Board reviewed the independence of its members. Based on this review and the independence standards set forth above, the Board of Directors determined that none of the Director nominees and none of the current Directors, with the exception of Mr. McManus and Mr. Warren, have a material relationship with the Company other than in their capacities as members of the Board of Directors. Mr. McManus is considered an inside Director due to his current employment as Chief Executive Officer of the Company. Mr. Warren is retiring from service on the Board at the 2010 Annual Meeting.

In evaluating the independence of the Directors, the Board considered the following relationships and found them to not be material to an assessment of Director independence.

(1) Alabama Gas Corporation provides natural gas utility and related services to several Directors, including businesses for which Company Directors, or the spouses of Company Directors, serve as executive officers. These customers participate in the various gas service, transportation and marketing incentive programs available to their respective customer classes.

(2) During 2009, the Company contributed $1,000 and requested a $2,500 donor advised fund grant to Jefferson State Community College of which Dr. Merritt is President.

(3) Mr. Snider served as CEO of Exterran Holdings, Inc. until June 2009. Exterran provides services to the Company’s subsidiary, Energen Resources Corporation and, during 2009, received payments for such services approximating 0.74% of the Company’s revenues and 0.38% of Exterran’s revenues.

(4) During 2009 Energen contributed $25,300 to Children’s Health System of which Mr. Warren is Chief Executive Officer.

Although the Company does not have specific policies and procedures for the review, approval or ratification of Company transactions in which any director, executive officer or other related person will have a direct or indirect material interest, the Company does have the following provisions in its Code of Ethics and Corporate Governance Guidelines:

Members of the board of directors, officers, and employees should not have any position with or a substantial interest in any business that might affect their independent judgment on behalf of Energen, unless the interest is fully disclosed to and approved by Energen. (Code of Ethics)

Directors are expected to disclose to other Directors any potential conflicts of interest they may have with respect to any matters under discussion, and, if appropriate, refrain from voting on a matter in which they may have a conflict. (Corporate Governance Guidelines)

We rely on our directors and executive officers to make advance disclosure to the Board of Directors of transactions with the Company in which a director or an executive officer will have a direct or indirect interest. Our Board of Directors would then evaluate and determine whether to approve any such proposed transaction. Failure to disclose such a transaction to our Board of Directors in advance and to seek approval from our Board prior to engaging in such a transaction would constitute a violation of our Company’s Code of Ethics. Our directors and executive officers also complete an annual questionnaire which identifies or confirms the absence of any direct or indirect participation in any transaction with the Company.

Board Leadership Structure and Role in Risk Oversight

The Chairman of the Company’s Board of Directors is Mr. McManus, who also serves as the Company’s Chief Executive Officer. This combined Chairman-CEO leadership role has been used by the Company for many years except during brief succession transition periods. The Company has also always had a majority independent Board membership. Mr. McManus and Mr. Warren, who is retiring from the Board at the upcoming Annual Meeting, are the only non-independent members of the Board. Under our Corporate Governance Guidelines, our Board designates a presiding director for purposes of convening and chairing meetings of our non-management Directors. The role of presiding director is currently filled by Mr. French. Based on many years of experience, the Board believes that this structure serves the Company well in providing effective and efficient leadership with active independent oversight.

The Board exercises its risk oversight role through Board and Committee meetings. As noted above, a majority of the Board members are independent. All Committee Chairs are independent and, except in the case of the Finance Committee on which Mr. Warren serves, all Committee members are independent. Risk oversight matters are raised in various ways: normal agenda items, presentations in response to Director request, presentations initiated by management, and issues raised and discussed during the course of a meeting.

Compensation Committee Interlocks and Insider Participation

None of the Directors serving on the ORC has served as an officer or employee of the Company. Of our Directors serving on the ORC, only Mr. Snider had a relationship (other than a utility customer relationship) with the Company which required consideration by our Board of Directors in connection with their review of independence. Mr. Snider’s prior position as CEO of Exterran Holdings, Inc. is discussed above under “Corporate Governance — Independence Determinations.”

Selection of Board Nominees

Our Governance and Nominations Committee identifies and evaluates Board candidates using one or more informal processes deemed appropriate for the circumstances. A determination of whether to pursue discussions with a particular individual is made after discussion by the Committee and may be preceded by formal or informal discussions involving one or all of the other Board members. Information considered by the Committee may include information provided by the candidate and one or more Committee or Board members. The Committee will also consider potential committee service by Board candidates at the time such candidates are evaluated for service on the Board and, if the Board has vacancies on a particular committee, or foresees such a vacancy, the Committee may be more likely to consider Board candidates with credentials and experience suitable for service on such committee. Board candidates are expected to possess high personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the shareholders. They are also expected to have an inquisitive and objective perspective, practical wisdom and good judgment. In addition to these fundamental characteristics, the Committee seeks to assemble and maintain a Board membership with a diverse portfolio of expertise, education, and experience conducive to generating multiple perspectives on the business, community, and strategic issues and opportunities encountered or anticipated by the Company and its operating subsidiaries.

Once appropriate candidates have been identified, the Committee recommends nominations to our Board and to the boards of our subsidiaries. Our Governance and Nominations Committee has not adopted a policy or procedure for the consideration of director candidates recommended by shareholders. Our Board does not recall an instance in which a shareholder (other than a shareholder serving as an officer or director) has recommended a director candidate; however, as stated in prior years, the Governance and Nominations Committee will consider timely shareholder recommendations. The Governance and Nominations Committee did not receive any director candidate recommendations from shareholders holding at least 5% of our common stock for our 2010 Annual Meeting.

Communication with the Board of Directors

Based on past experience, we expect to receive and respond to shareholder communications in a variety of ways. Our Board does not want to limit this flexibility and has not implemented a defined process for shareholders to send communications to the Board. Any shareholder or other interested person wishing to communicate with a member of the Board may send correspondence to his or her attention at Energen Corporation, 605 Richard Arrington Jr. Blvd. North, Birmingham, Alabama 35203-2707. The names, titles and committee assignments of our officers and Directors, together with our mailing address and telephone number, can be found on our website under the heading “Governance” (www.energen.com). Also under that heading is a copy of the procedure adopted by our Audit Committee for the handling of inquiries and correspondence relating to errors, deficiencies and misrepresentations in accounting, internal control and audit related matters. Such inquiries and correspondence are forwarded by our General Counsel to the Chairman of our Audit Committee.

Directors’ Compensation

2009 Director Compensation

					Change in
					Pension
					Value and
					Nonqualified
				Non-Equity	Deferred
	Fees Earned or	Stock	Option	Incentive Plan	Compensation	All Other
Name	Paid in Cash ($)	Awards ($)	Awards ($)	Compensation ($)	Earnings	Compensation ($)	Total ($)
(a)	(b)	(c)(1)	(d)	(e)	(f)	(g)(2)	(h)

Ban	70,500	35,580	—	—	—	1,482	107,562
Banton	89,503	35,580	—	—	—	1,430	126,513
Dewey	75,000	35,580	—	—	—	1,100	111,680
French	81,000	35,580	—	—	—	1,331	117,911
Goodrich	72,000	35,580	—	—	—	1,159	108,739
Merritt	72,000	35,580	—	—	—	1,076	108,656
Snider	75,000	35,580	—	—	—	1,273	111,853
Warren	64,500	35,580				1,676	101,756
Wilson	87,000	35,580	—	—	—	1,071	123,651
Youngblood	64,500	35,580	—	—	—	828	100,908

(1)	The Stock Awards in column (c) reflect the annual grant of 1,200 unrestricted shares under the Company’s 1992 Directors Stock Plan at a grant date fair value of $29.65 per share. There were no stock awards outstanding at year end.

(2)	Column (g) reflects income tax reimbursements related to Company paid spousal travel expenses. The aggregate amount of perquisites and other personal benefits, or property, including Company paid spousal travel expenses was less than $10,000 for each director.

The Governance and Nominations Committee charter provides that:

At such times as it determines appropriate or as requested by the Board, the Committee will review and make recommendations with respect to Director compensation. Such compensation is intended to be sufficient to attract and retain qualified candidates and may include a combination of cash and stock based compensation.

Management discusses Director compensation with the Governance and Nominations Committee, and makes recommendations on Director compensation which the Governance and Nominations Committee considers as part of its process in reviewing Director compensation. During 2009, at the request of the Governance and Nominations Committee, the Company engaged Towers Perrin to provide an assessment of outside director competitive compensation for use by the Committee in its review of director compensation. Towers Perrin also serves as an executive compensation consultant to the Officers Review Committee. The 2009 Director monthly cash retainer fees and meeting fees were approved by the Board in December 2007 and have not increased since that time. The 2009 share awards were issued pursuant to the Directors Plan which currently provides for annual grants of 1,200 shares. Assuming approval of the Amendment and Restatement of the Directors Plan by the shareholders, our Governance and Nominations Committee intends to continue making annual grants of shares to each non-employee Director. If approved, the Governance and Nominations Committee plans to recommend an additional 2010 grant of 340 shares to the non-employee Directors which, when added to the 1,200 shares granted in January 2010, would result in a grant of approximately $72,000 in value to each non-employee Director based on the January 2010 share price.

Monthly Cash Retainer Fees and Meeting Fees.  During 2009, non-employee Directors were paid a retainer of $51,000 per year. Non-employee Directors also received a fee of $1,500 for each Board meeting attended, and $1,500 for each committee meeting attended. The Governance and Nominations and Finance Committee Chairs received a retainer supplement of $3,000 per year, while the Chair of the Audit Committee received a supplement of $15,000 per year and the Chair of the Officers Review Committee received a supplement of $10,000 per year. Members of the Audit Committee other than the Chair received a retainer supplement of $3,000 per year. Our Presiding Director received a retainer supplement of $3,000 per year. No Director who is an employee of the Company is compensated for service as a member of the Board of Directors or any committee of the Board of Directors.

Share Awards and Deferred Compensation.  Prior to the amendments discussed below, the Directors Plan provided each non-employee Director with an annual grant of twelve hundred shares of common stock. Annual awards were made following the last day of each fiscal year, and only non-employee Directors who were members of our Board on such date and who had been members of the Board for at least six months were eligible. If the amendments to the Directors Plan are approved at the Annual Meeting, our Board will have the authority to make compensatory grants of stock, restricted stock and stock options to non-employee Directors at such times and in such amounts as the Board may determine. The plan also allows each non-employee Director to elect to have any part or all of the fees payable for services as a Director of the Company and its subsidiaries paid in shares of common stock. Awards under the Directors Plan are in addition to the payment of monthly cash retainers and meeting fees.

If the proposed amendments are approved, the Governance and Nominations Committee will become the administrator of the Directors Plan. Although the plan has no fixed duration, the Board of Directors or our shareholders may terminate the plan. Our Board of Directors also may amend the plan from time to time, but any amendment that materially increases the benefits accruing to participants, increases the number of shares of common stock which may be issued or materially modifies eligibility requirements would require the approval of our shareholders.

Under the Company’s 1997 Deferred Compensation Plan, members of the Board of Directors may elect to defer part or all of their director compensation. The 1997 Deferred Compensation Plan is discussed below in greater detail under the caption “Compensation Discussion and Analysis-1997 Deferred Compensation Plan.”

Other.  Directors have family coverage under the Company’s membership in a medical emergency travel assistance program. The Company also reimburses directors for travel, lodging, and related expenses incurred in attending Board and Committee meetings. These reimbursements include the expenses incurred by the directors’ spouses in accompanying the directors at the invitation of the Company, along with taxes related to such payments. In addition, two directors use Company provided PDAs.

Code of Ethics

The Company has a Code of Ethics which is applicable to all of the Company’s employees, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code of Ethics is also applicable to all of the Directors of the Company. The Code of Ethics is available on our website under the heading “Governance” (www.energen.com). We intend to post amendments to or waivers from the Code of Ethics which are applicable to the Company’s directors, principal executive officer, principal financial officer and principal accounting officer at this location on our website.

APPROVAL OF AMENDMENT AND RESTATEMENT OF
ENERGEN’S 1992 DIRECTORS STOCK PLAN

The Board of Directors is seeking the approval of the Company’s shareholders of an amendment to and restatement of the Company’s 1992 Directors Stock Plan (as heretofore amended, the “Directors Plan”), which was adopted, subject to shareholder approval, by the Board of Directors on January 27, 2010. Generally, the proposed amendments (i) expand the types of equity compensation which may be awarded under the Directors Plan, (ii) specify the authority of the Board of Directors, or a committee of the Board, to administer the Directors Plan and make grants of equity compensation thereunder, (iii) eliminate the annual grant of stock to non-employee Directors, instead allowing the Board to make compensatory grants of common stock in such form and at such times and amounts as the Board may determine, and (iv) allow the Board to make grants to former non-employee Directors who served during the period with respect to which a grant is made. The Directors Plan was adopted by the Board of Directors in 1991 and approved by the shareholders at the annual meeting held in January 1992. Shareholders approved a subsequent amendment to the Directors Plan at the annual meeting held in January 1996, and the Board of Directors previously approved amendments to the Directors Plan in April 1997 and December 2007.

The purpose of the Directors Plan is to provide equity based compensation to the Company’s non-employee Directors. The Directors Plan also permits such directors to elect to take all or a portion of their cash compensation in the form of the Company’s common stock.

Summary of the Amended and Restated Directors Stock Plan

The following summary of the Directors Plan does not contain all of the terms and conditions of the Directors Plan and is qualified in its entirety by the specific language of the Directors Plan, which was filed with the Securities and Exchange Commission as an appendix to this proxy statement and may be obtained through the Internet from the Securities and Exchange Commission’s website (http://www.sec.gov) or via the Company’s website (http://www.energen.com). The summary of the terms of the Directors Plan assumes adoption of the amendment and restatement by the shareholders. A copy of the Directors Plan as currently in effect is available via mail or e-mail by contacting the Company’s Investor Relations department at 800-654-3206.

Administration.  The Directors Plan is administrated by the Board of Directors or such committee of the Board of Directors as it may designate. The Board of Directors has designated the Governance and Nominations Committee as the Plan Administrator.

Eligibility.  Only those members of the Company’s Board of Directors who are not officers or employees of the Company or its subsidiaries (“non-employee Directors”) are eligible to participate in the Directors Plan. There are presently ten non-employee Directors on the Board of Directors. One such non-employee Director will retire from the Board during April, 2010.

Types of Awards.  The Board of Directors may award grants of unrestricted common stock, restricted stock or stock options. Grants of restricted stock and stock options shall be made subject to terms and conditions specified by the Board at the time of the grant. The exercise price of stock options shall not be less than the closing price of the Company’s common stock on the New York Stock Exchange on the date of grant.

Compensatory Grants.  The Board of Directors may from time to time grant common stock, restricted stock or stock options to non-employee Directors in such amounts as the Board determines. Grants may be made to former non-employee Directors who served during the period with respect to which the award is made.

Elective Grants.  Each non-employee Director may elect to have any part or all of the fees payable to such non-employee Director for services as a director of the Company and its subsidiaries paid in the form of common stock. Such election shall be delivered to the Company in writing specifying the portion of fees to be paid in stock. Any such election shall remain in effect and irrevocable until the effective date of a subsequent written election changing or terminating the prior election. The effective date of any election, including without limitation an election to change or terminate a prior election, shall be six months from the date of delivery to the Company. Common stock issued in lieu of director fees shall be issued as soon as reasonably practicable following the end of each calendar quarter and the number of shares will be based on a valuation equal to the average of the closing prices for the common stock on the New York Stock Exchange, Inc. for the last trading day of each month in such calendar quarter, provided that any fractional share shall be rounded up to a whole share.

Amendment.  Our Board of Directors may amend the plan from time to time, but any amendment that increases the aggregate number of shares of common stock which may be issued must be approved by our shareholders. Further, the Directors Plan shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Act, or the rules thereunder.

Term.  The Amended and Restated Directors Stock Plan shall become effective upon approval of the shareholders at the Annual Meeting. Once effective, the Directors Plan shall remain in effect until terminated by action of the Board or the shareholders of the Company.

Deferral Under 1997 Deferred Compensation Plan.  Notwithstanding the other provisions of the Directors Plan, a non-employee Director may elect pursuant to the Energen Corporation 1997 Deferred Compensation Plan to defer receipt of compensatory and/or elective grants of common stock otherwise payable under the Directors Plan and upon such deferral shall have no further right with respect to such deferred grant other than as provided under said Deferred Compensation Plan. In the event of such a deferral election, shares of common stock which would otherwise have been deliverable to such non-employee Director may at the discretion of the Company be delivered to the Trustee under such Deferred Compensation Plan and registered in the name of the Trustee or such other person as the Trustee may direct.

Number of Shares Available.  Upon adoption of the Directors Plan in 1992, 100,000 shares of common stock were reserved for issuance under the Directors Plan (the “Reserve”). In the event that the Company shall issue shares of common stock (i) in subdivision of outstanding shares of common stock, by reclassification or otherwise, or (ii) for a stock dividend, the Reserve shall be increased proportionately; and in like manner, reduced proportionately in the case of any combination of shares of common stock. As of January 31, 2010, as adjusted for stock splits, 178,724 shares remain in the Reserve. The number of shares issuable under the Directors Plan is limited to the Reserve.

Summary of Proposed Amendments

The amendment and restatement of the Directors Plan was adopted, subject to shareholder approval, by the Board of Directors on January 27, 2010 to make the following changes.

Additional Types of Awards.  As originally adopted, the Directors Plan limited awards to unrestricted common stock. The amendments give the Board the authority to grant restricted stock and stock options, in addition to grants of unrestricted common stock. The addition of restricted stock and stock options is intended to give the Board greater flexibility in making awards to non-employee Directors and to allow the Board to tie the awards to the Company’s performance.

No Annual Grants.  The amendments eliminate the annual grants of common stock to non-employee Directors, replacing them with compensatory grants which the Board may make at such times and in such amounts as the Board determines. The Board believes the additional flexibility and the ability to specifically time certain awards will prove beneficial to the Company. This amendment also allows the Board to make such compensatory grants to former non-employee Directors for service during periods with respect to which grants are made.

Administration.  Due to the addition of new types of awards and the increased flexibility given the Board in the timing, amount and type of grants, the amendments provide that the Board, or a designated committee of the Board, has the authority and discretion to oversee the Directors Plan, including the authority to: (i) make grants; (ii) determine the persons to whom, and the times at which, grants should be made; (iii) determine the form and amounts of awards, and any terms and conditions thereof; (iv) interpret the Directors Plan or any grant thereunder; and (v) make any other determinations and interpretations necessary or advisable for the administration of the Directors Plan.

Plan Benefits and Number of Shares Awarded to Certain Individuals and Groups

Future benefits under the Directors Plan are not currently determinable. Our non-employee Directors have a financial interest in this proposal because they are potentially eligible to be awarded common stock under the Directors Plan. The following table indicates shares awarded under the Directors Plan during the fiscal year 2009 to the non-employee Directors:

	Shares Awarded in
	Fiscal 2009
	Dollar	Number of
Name And Position	Value(1)	Shares

Stephen D. Ban, Director	$35,580	1,200
Julian W. Banton, Director	$35,580	1,200
Kenneth W. Dewey, Director	$35,580	1,200
James S. M. French, Director	$35,580	1,200
T. Michael Goodrich, Director	$35,580	1,200
Judy M. Merritt, Director	$35,580	1,200
Stephen A. Snider, Director	$35,580	1,200
Wm. Michael Warren, Jr. , Director	$35,580	1,200
David W. Wilson, Director	$35,580	1,200
Gary C. Youngblood, Director	$35,580	1,200
All current executive officers as a group (6 persons)	0	0
All non-employee Directors (10 persons)	$355,800	12,000
All employees (excluding executive officers) as a group	0	0

(1)	The dollar value is based on the grant date fair value of shares awarded under the Directors Plan during fiscal year 2009 to the non-employee Directors, computed in accordance with FAS 123R.

Each non-employee Director received an annual grant of 1,200 shares in January 2010 with a market value of $46.76 per share on the date of grant. If the proposed amendment is approved, the Governance and Nominations Committee intends to recommend the grant of an additional 340 shares to each non-employee Director to bring the total aggregate market value of 2010 share awards to approximately $72,000 per Director based on the January 2010 market price.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes information concerning securities authorized for issuance under equity compensation plans as of December 31, 2009:

Number of
	Securities to be		Number of
	Issued for		Securities
	Outstanding	Weighted	Remaining Available
	Options and	Average	for Future Issuance
	Performance	Exercise	Under Equity
Plan Category	Share Awards	Price	Compensation Plans

Equity compensation plans approved by security holders*	1,107,809	$36.83	2,272,910
Equity compensation plans not approved by security holders	—	—	—

Total	1,107,809	$36.83	2,272,910

*	These plans include 1,369,514 shares associated with the Company’s 1997 Stock Incentive Plan, 190,724 shares associated with the 1992 Energen Corporation Directors Stock Plan and 712,672 shares associated with the 1997 Deferred Compensation Plan.

Market Value of the Securities

The market value of our common stock is $45.46 per share based on the closing price of our common stock on February 26, 2010.

Certain Federal Income Tax Consequences

The following is a brief summary of certain federal income tax consequences relating to awards under the Directors Plan. This summary does not purport to address all aspects of federal income taxation and does not describe state, local or foreign tax consequences. This discussion is based upon provisions of the Code and the treasury regulations issued thereunder, and judicial and administrative interpretations under the Code and treasury regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

In 2004, Section 409A was added to the Code to regulate all types of deferred compensation. If the requirements of Section 409A are not satisfied, deferred compensation and earnings thereon will be subject to tax as it vests, plus an interest charge at the underpayment rate plus 1% and a 20% excise tax. Certain restricted stock and stock options are subject to Section 409A of the Code.

Non-qualified Stock Options.  A participant generally will not recognize income at the time a non-qualified option is granted. When a participant exercises a non-qualified option, the difference between the option price and any higher market value of the shares of common stock on the date of exercise will be treated as compensation taxable as ordinary income to the participant. The participant’s tax basis for shares of common stock acquired under a non-qualified option will be equal to the option price paid for the shares of common stock, plus any amounts included in the participant’s income as compensation. When a participant disposes of shares of common stock acquired by exercise of a non-qualified option, any amount received in excess of the participant’s tax basis for the shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the shares of common stock. If the amount received is less than the participant’s tax basis for the shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares.

Special Rule if Option Price is Paid for in Shares of Common Stock.  If a participant pays the exercise price of a non-qualified option with previously owned shares of common stock and the transaction is not a disqualifying disposition of shares of common stock previously acquired under an incentive option, the shares of common stock received equal to the number of shares of common stock surrendered are treated as having been received in a tax-free exchange. The participant’s tax basis and holding period for the shares of common stock received will be equal to the participant’s tax basis and holding period for the shares of common stock surrendered. The number of shares of common stock received in excess of the number of shares of common stock surrendered will be treated as compensation taxable as ordinary income to the participant to the extent of their fair market value. The participant’s tax basis in these additional shares of common stock will be equal to their fair market value on the date of exercise, and the participant’s holding period for these shares will begin on the date of exercise.

Restricted Stock.  The recipient of restricted stock generally will recognize as ordinary income the excess, if any, of the fair market value of the shares of common stock granted as restricted stock at such time as the shares of common stock are no longer subject to forfeiture or restrictions, over the amount paid, if any, by the participant for such shares of common stock. However, a participant who receives restricted stock may make an election under Section 83(b) of the Code within 30 days of the date of transfer of the shares of common stock to recognize ordinary income on the date of transfer of the shares of common stock equal to the excess of the fair market value of such shares (determined without regard to the restrictions on such shares of common stock) over the purchase price, if any, of such shares. If a participant does not make an election under Section 83(b) of the Code, then the participant will recognize as ordinary income any dividends received with respect to shares of common stock. At the time of sale of such shares, any gain or loss realized by the participant will be treated as either short-term or long-term capital gain (or loss) depending on the holding period. For purposes of determining any gain or loss realized, the participant’s tax basis will be the amount previously taxable as ordinary income.

Unrestricted Stock.  The recipient of an award of unrestricted stock generally will recognize as ordinary income the excess, if any, of the fair market value of the shares of common stock at the time such shares are received over the amount paid, if any, by the participant for such shares of common stock. At the time of sale of such shares, any gain or loss realized by the participant will be treated as either short-term or long-term capital gain (or loss) depending on the holding period. For purposes of determining any gain or loss realized, the participant’s tax basis will be the amount previously taxable as ordinary income.

Tax Consequences to Us.  To the extent that a participant recognizes ordinary income with respect to an award, we will generally be entitled to a corresponding deduction.

Federal Tax Withholding.  Any amount realized by a participant as ordinary income is subject to withholding of federal, state and local income tax and to withholding of the participant’s share of tax under the Federal Insurance Contribution Act. Deferred compensation that is subject to Section 409A of the Code may be subject to certain federal income tax withholding and reporting requirements.

Required Vote

The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy by shareholders entitled to vote on the matter is required to approve the amendment and restatement of the Directors Plan.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ADOPTION OF THE AMENDED AND RESTATED DIRECTORS STOCK PLAN.

APPROVAL OF AMENDMENTS TO ENERGEN’S ANNUAL INCENTIVE COMPENSATION PLAN

In January 2002, the Company’s shareholders approved an Annual Incentive Compensation Plan (as heretofore amended, the “AICP”). The AICP provides for performance-based incentive compensation to be paid to the Company’s executive officers and key employees.

Proposal

In January 2010, the Board of Directors adopted, subject to shareholder approval, an amendment to the AICP. The amendment raises the maximum incentive under the AICP. Under the current AICP, the maximum incentive for any individual for any one year is $1 million. The proposed amendment would raise the maximum incentive to $2.5 million.

In addition, the Company is required to resubmit the AICP for shareholder approval periodically so that the AICP may continue to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which provides the Company with an exception from the $1 million limitation on its federal income tax deduction for certain compensation paid under the AICP (as described in more detail below) otherwise imposed by Section 162(m).

The Board of Directors believes that the approval of the amendment to the AICP is in the best interests of the Company and its shareholders. The AICP’s maximum incentive amount has not been raised since its inception, eight years ago. The proposed increase reflects the desire of the Board to motivate and reward the Company’s executive officers and key employees and to be competitive in the market in attracting and retaining these employees.

Summary of the AICP

The following summary of the AICP does not contain all of the terms and conditions of the AICP and is qualified in its entirety by reference to the AICP, which was filed with the Securities and Exchange Commission as an appendix to this proxy statement and may be obtained through the Internet from the Securities and Exchange Commission’s website (http://www.sec.gov) or via the Company’s website (http://www.energen.com). The summary of the terms of the AICP assumes approval of the amendment by the shareholders. Interested shareholders may also obtain a copy of the AICP via mail or e-mail by contacting the Company’s Investor Relations department at 800-654-3206.

Purpose.  The purpose of the AICP is to increase shareholder value and the success of the Company by motivating key executives to perform to the best of their abilities and to achieve the Company’s objectives. The AICP is also designed so that awards under the AICP may qualify as “performance-based” compensation under Section 162(m) of the Code to the greatest extent practicable. Under Section 162(m), the Company may be denied a federal income tax deduction for compensation paid to the Company’s Chief Executive Officer or any of the four other most highly compensated executive officers to the extent that any of these persons receives more than $1 million of compensation from the Company in any one year. However, compensation paid by the Company that is “performance-based” under Section 162(m) may be excepted from the $1 million limitation. The AICP allows the Company to pay incentive compensation that under most circumstances will be performance-based and, therefore, fully deductible on the Company’s federal income tax return.

Eligibility.  The ORC selects the employees of the Company (and its affiliates) who will be eligible to receive awards under the AICP, including highly-paid executives such as the Company’s Chief Executive Officer, the Company’s Chief Financial Officer, the Company’s General Counsel, the President and Chief Operating Officer of Energen Resources Corporation and the President and Chief Operating Officer of Alabama Gas Corporation (the “Covered Employees”). The actual number of employees who will be eligible to receive an award during any particular year cannot be determined in advance because the ORC has discretion to select the participants. In 2009, 20 employees participated in the AICP. The projected number of participants for 2010 is 19.

Administration.  The AICP is administered by a committee which shall be either the ORC or any subcommittee thereof consisting of not less than two members of the Board of Directors each of whom is an

“outside director” within the meaning of Section 162(m). The ORC has the power to determine (i) which eligible employees will be participants, (ii) the performance objectives with respect to any awards made thereunder, (iii) subject to the limitations set forth in the AICP, the terms and conditions of all awards made thereunder, and (iv) subject to the maximum limitations set forth in the AICP, the amount of compensation that may be payable to any participant upon the attainment of the applicable performance objectives.

Target Awards and Performance Objectives.  Each performance period, the ORC assigns each participant a target award and performance objectives that must be achieved prior to an award actually being paid to a participant. The ORC may also specify a minimum acceptable level of achievement relative to the performance objectives, as well as one or more additional higher levels of achievement, and a formula to determine the percentage of the award earned by the participant upon the attainment of each level of achievement. The participant’s target award is expressed as either a cash amount or a percentage of the participant’s salary. The performance objectives may be based on one or more of the following criteria: (i) earnings per share; (ii) net income; (iii) operating income; (iv) operations and maintenance expenses; (v) capital expenditures; (vi) revenue; (vii) return on equity, capital or assets; (viii) cash flow; (ix) oil and/or gas production or reserve additions; (x) utility throughput, customer count, use per customer, burner tip count; (xi) customer satisfaction, customer compliant count; and (xii) safety (the “Performance Objectives”). The ORC may use criteria different from or supplemental to the Performance Objectives for participants who are not Covered Employees. As a result, if a participant who is not a Covered Employee at the time his or her Performance Objectives are established by the ORC becomes subject to Section 162(m) as of the last day of the year due to a promotion or pay increases, and such participant receives awards which were not based on the Performance Objectives, such awards may not qualify for the exception from Section 162(m) limitations on deductibility. The Performance Objectives selected by the ORC for each performance period will be established within 90 days of the commencement of each performance period (or at such later time as may be permitted under Section 162(m) of the Code).

Actual Awards.  After the performance period ends, the ORC shall determine and certify in writing the extent to which the pre-established Performance Objectives were actually achieved or exceeded. At its discretion, the ORC may reduce a participant’s earned incentive by up to 25%. The AICP limits actual awards to a maximum of $2.5 million per person in any performance period, even if the formula used otherwise indicates a larger award. Actual awards are paid in cash in a lump sum, except to the extent that all or a portion of such payments are deferred and credited to a participant’s account under the Company’s 1997 Deferred Compensation Plan. If, prior to the end of a performance period, a participant’s employment terminates due to the participant’s death, disability or retirement under the terms of any retirement plan maintained by the Company or any subsidiary, the participant shall receive an incentive equal to the amount the participant would have received as an incentive if the participant had remained an employee through the end of the performance period multiplied by a fraction which reduces the award in proportion to the amount of time remaining in the performance period. If a participant’s employment is terminated for any other reason during a performance period, the participant shall receive no incentive payment for such performance period unless the ORC, in its discretion, determines to pay such participant up to a pro rata incentive payment.

Amendment and Termination.  The Board of Directors of the Company or the ORC may amend, suspend, discontinue or terminate the AICP at any time; provided, however, that no such amendment, suspension, discontinuation or termination (i) shall adversely affect the rights of any participant in respect of any performance period which has already commenced or (ii) shall be effective without shareholder approval sufficient to continue to qualify amounts payable under the AICP to Covered Employees as performance-based compensation under Section 162(m) of the Code.

Federal Income Tax Treatment.

Payments made under the AICP will be taxable to the recipients thereof when paid, subject to income and wage tax withholding, and the Company or the affiliate of the Company which employs or employed the recipient will generally be entitled to a federal income tax deduction in the fiscal year for which the amount is paid.

Awards to Certain Individuals and Groups.

Awards under the AICP are determined based on actual performance, so future actual awards (if any) cannot now be determined. The following table illustrates the amounts that were payable for the 2009 fiscal year under the AICP to each of the individuals and each of the groups listed below. Non-employee directors do not participate in the AICP.

2009 Plan Benefits

Name of Individual and Position	Dollar Value ($)

McManus, II, James T.	751,338
Chairman and Chief Executive Officer
Porter, Jr., Charles W.	184,853
Vice President, Chief Financial Officer and Treasurer
Richardson, John S.	294,763
President of Energen Resources Corporation
Reynolds, Dudley C.	177,293
President of Alabama Gas Corporation
Woodruff, J. David	163,148
General Counsel and Secretary
All current executive officers as a group (6 persons)	1,612,623
All current directors who are not executive officers as a group (10 persons)	-0-
All employees (excluding executive officers) as a group (14 persons)	989,162

Section 162(m) of the Code

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation of more than $1 million paid in any year (not including amounts deferred) to a corporation’s chief executive officer and to the four other most highly compensated executive officers (“covered employees”). However, compensation paid by the Company that is “qualified performance-based compensation” under Section 162(m) may be excepted from the $1 million limitation.

Required Vote

The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy by shareholders entitled to vote on the matter is required (i) to approve the amendment to the AICP and (ii) to approve the AICP for purposes of Section 162(m) of the Code.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE AMENDMENT TO THE COMPANY’S ANNUAL INCENTIVE COMPENSATION PLAN.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors of the Company has selected the accounting firm of PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm of the Company with respect to its operations for the year 2010. While shareholder ratification of the appointment is not required, the Audit Committee has determined to seek input from the shareholders as part of the selection process. PricewaterhouseCoopers LLP has served as the Company’s independent registered public accounting firm for a number of years. If the appointment of PricewaterhouseCoopers LLP is not ratified by the shareholders, the matter of the appointment of an independent registered public accounting firm will be considered by the Audit Committee.

The firm of PricewaterhouseCoopers LLP audited our financial statements for the fiscal year ended December 31, 2009, and the Audit Committee plans to continue the services of this firm for the fiscal year ending December 31, 2010. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Fee Disclosure

The following table presents fees billed or expected to be billed for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2009 and December 31, 2008, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

	2009	2008

(1) Audit fees	$1,214,000	$1,174,000
(2) Audit-related fees(a)	$225,000	$167,000
(3) Tax fees(b)	$147,000	$118,000
(4) All other fees	$—	$—

(a)	Includes fees for audits of certain of the Company’s employee benefit plans and review of the application of accounting standards.

(b)	Includes fees incurred in connection with the Company’s tax returns and review of certain tax issues.

Our Audit Committee approved, directly or through our pre-approval process, one hundred percent (100%) of the services provided by PricewaterhouseCoopers LLP during 2009, and concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

In April 2009 our Audit Committee pre-approved the engagement through June 30, 2010 of the independent auditors with respect to the following services: (i) services necessary to perform the audit or review of the Company’s financial statements; (ii) audit-related services such as employee benefit plan audits, due diligence related to mergers and acquisitions, accounting assistance and internal control reviews; and (iii) tax services including preparation and/or review of, and consultation and advice with respect to tax returns and reports; claims for tax refund; tax payment planning services; tax implications of changes in accounting methods and applications for approval of such changes; tax basis studies; tax implications of mergers and acquisitions; tax issues relating to payroll; tax issues relating to employee benefit plans; requests for technical advice from tax authorities and tax audits and appeals (not including representation before a tax court, district court or federal court of claims or a comparable state or local court). In addition, the Chairman of the Audit Committee has been delegated the authority by the Audit Committee to pre-approve the engagement of the independent auditors for services not covered by the above authority. All such pre-approvals must be reported to the Audit Committee at the next committee meeting.

Required Vote

The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy by shareholders entitled to vote on the matter is required to ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

2009 AUDIT COMMITTEE REPORT

In compliance with the requirements of the New York Stock Exchange (NYSE), the Audit Committee has a formal written charter approved by the Board of Directors, a copy of which is available on our website under the heading “Governance” (www.energen.com). In connection with the performance of its responsibility under its charter, the Audit Committee has:

•	Reviewed and discussed the audited financial statements of the Company with management;

•	Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (required communication by external auditors with audit committees);

•	Received from the independent auditors disclosures regarding the auditors’ independence required by the applicable requirements of the Public Company Accounting Oversight Board and discussed with the auditors the auditors’ independence; and

•	Recommended, based on the review and discussion noted above, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.

The Audit Committee has also considered whether the independent public accountants’ provision of non-audit services to the Company is compatible with maintaining their independence.

Audit Committee
David W. Wilson, Chair
Julian W. Banton
Kenneth W. Dewey
James S. M. French
Judy M. Merritt

SHARE OWNERSHIP

Principal Holders

The only persons known by the Company to be beneficial owners of more than five percent (5%) of the Company’s common stock are the following:

	Number of	Percent
	Shares	of Class
	Beneficially	Beneficially
Name and Address of Beneficial Owner	Owned(1)	Owned(1)

BlackRock, Inc.(2)
40 East 52nd Street
New York, NY 10022	5,332,980	7.43%

(1)	Reflects shares reported on Schedule 13G as beneficially owned as of December 31, 2009.

(2)	In a Schedule 13G filed on January 29, 2010, BlackRock, Inc., together with certain affiliated entities (“BlackRock”), reported having sole power to vote 5,332,980 shares of common stock and sole power to dispose or direct the disposition of 5,332,980 shares of common stock. All information in this footnote was obtained from the Schedule 13G filed by BlackRock.

Directors and Executive Officers

As of February 26, 2010, our Directors and executive officers beneficially owned shares of our common stock as described in the table below. Beneficial ownership includes shares that each person has the right to acquire within sixty (60) days of February 26, 2010. Except as we have noted below, each individual listed below has sole voting power and sole investment power with respect to shares they beneficially own. The final column indicates common stock share equivalents held under the Energen Corporation Deferred Compensation Plan as of February 26, 2010.

	Number of
	Shares	Percent
	Beneficially	of Class	Share Equivalents
Name of Entity, Individual	Owned	Beneficially	Under Deferred
or Persons in Group	(1)(2)	Owned(2)	Plan(3)

Stephen D. Ban	25,744	*	—
Julian W. Banton	4,300	*	19,267
Kenneth W. Dewey	5,000	*	6,174
James S. M. French	227,300	*	—
T. Michael Goodrich	9,200	*	24,797
James T. McManus, II	246,404	*	1,222
Judy M. Merritt	15,832	*	6,137
Charles W. Porter, Jr.	40,036	*	4,333
Dudley C. Reynolds	150,295	*	14,537
John S. Richardson	100,308	*	6,485
Stephen A. Snider	10,999	*	14,010
Wm. Michael Warren, Jr.	181,421	*	37,520
David W. Wilson	8,079	*	1,200
J. David Woodruff	164,110	*	163
Gary C. Youngblood	55,148	*	23,148
All directors and executive officers (16 persons)	1,246,888	1.74%	158,993

*	Less than one percent.

(1)	The shares of common stock shown above include shares owned by spouses and children, as well as shares held in trust. The shares of common stock shown above for Messrs. McManus, Porter, Reynolds, Richardson, Woodruff and the executive officers of the Company include shares which are held for their respective accounts under the Energen Corporation Employee Savings Plan as of February 26, 2010. The Plan is a qualified voluntary contributory retirement plan, with an employee stock ownership feature. The Plan’s trustee must vote the shares held by the Plan in accordance with individual participant instructions. McManus, Porter, Reynolds, Richardson, Woodruff and all Directors and executive officers as a group hold presently exercisable options to acquire 120,943, 23,750, 23,790, 51,314, 57,761 and 351,755 shares of common stock, respectively, which amounts are included in the above table.

(2)	The number and percentage of common stock beneficially owned does not include shares of common stock credited to Company Stock Accounts under the Energen Corporation Deferred Compensation Plan.

(3)	Represents shares of common stock credited to Company Stock Accounts under the Energen Corporation Deferred Compensation Plan as of February 26, 2010. The value of Company Stock Accounts tracks the performance of the common stock, with reinvestment of dividends. The Company Stock Accounts have no voting rights.

COMPENSATION DISCUSSION AND ANALYSIS

The Officers Review Committee (“ORC”) of the Board of Directors oversees and administers the Company’s executive compensation program. The ORC establishes the salaries and other compensation of the executive officers of the Company, including the Chairman and CEO, the CFO, and other executive officers named in the Summary Compensation Table (sometimes referred to as the “named executive officers”). Each member of the ORC is an independent director.

The Company’s executive compensation program is designed to serve the Company and its shareholders by aligning executive compensation with shareholder interests and by encouraging and rewarding management initiatives that will benefit the Company and its shareholders, customers, and employees over the long-term. Specifically, the executive compensation program seeks to:

•	attract and retain highly qualified executives;

•	link a substantial portion of individual compensation to corporate and business unit performance; and

•	align the interests of executives with the long-term interests of shareholders.

The Company’s executive compensation program includes salary, annual cash incentive awards, long-term equity based incentive opportunities, retirement benefits and change in control related severance compensation. The ORC believes that each of these components is a factor in the attraction, retention and motivation of qualified executives. The annual cash and long-term equity incentives link each executive’s compensation to corporate performance, with the annual cash incentives keyed to short-term financial and operational objectives and the long-term equity incentives providing alignment with shareholder returns.

The combination of salary, short-term cash and long-term equity incentives is intended to compensate Company executives at approximately the 50th percentile of the market when the Company performs at a target level, to provide additional compensation for superior Company performance, and less compensation for below target Company performance. The ORC considers compensation that approximates the market’s 50th percentile to be a competitive level of compensation. Target performance represents the performance expectations of the Committee as measured by the performance metrics set by the Committee for the Annual Incentive Compensation Plan. The allocation between the various elements of the compensation package is intended to emphasize incentive compensation while remaining in line with market allocations for similar positions in comparable companies. At target performance levels, a majority of the compensation package is represented by incentive compensation and a majority of the incentive compensation is represented by long-term equity incentive compensation. The allocation to incentive compensation increases with position seniority.

In evaluating compensation, the ORC receives and considers information and recommendations from the CEO and the Vice President of Human Resources. On an annual basis the ORC meets with the CEO to discuss his performance and the CEO provides the ORC with his evaluation of the performance of the other executive officers in connection with the annual compensation review of those officers.

The ORC also reviews and considers reports and analysis provided by its executive compensation consultant, Towers Perrin. Towers Perrin is engaged by the Company at the direction of the ORC. Management meets with Towers Perrin representatives and participates in most meetings between Towers Perrin and the ORC.

Towers Perrin provides a range of services to the ORC, including competitive assessments of the Company’s executive compensation levels and practices relative to relevant executive labor markets and other assignments as requested by the ORC. Specifically, with respect to 2009 executive compensation, Towers Perrin assisted the ORC and the Company in the following areas:

•	The preparation of tally sheets showing each element of the named executive officers’ total compensation and estimates of the benefits to be received by each officer under various termination scenarios (e.g., retirements, involuntary termination, change-in-control).

•	Providing competitive compensation analyses of the Company’s executive positions.

•	Providing information on general trends in executive compensation.

Towers Perrin does not make specific recommendations on individual pay levels, but rather provides competitive data for review and use by the ORC and Company. The Company’s CEO and Vice President — Human Resources play a significant role in providing input and recommendations to the ORC in evaluating and discussing data and analysis prepared by Towers Perrin.

The Committee uses the Towers Perrin provided data and analysis for general reference purposes. The Towers Perrin energy services data base includes approximately 100 companies and its general industry data base includes over 800 companies. During fall 2009 in preparation for the Committee’s 2010 compensation review, Towers Perrin utilized compensation data and analysis from five data bases: (1) Custom Peer Group — 29 companies representing a mix of oil and gas, diversified companies with regulated gas operations, and pure-play gas utility companies selected to approximate Energen’s current business mix; (2) Utility Industry — 57 utility focused companies from Towers Perrin’s 2009 Energy Services data base; (3) Oil & Gas — 18 companies from Towers Perrin’s 2009 Oil & Gas Compensation Survey; (4) Energy Sector — 84 companies from Mercer’s 2009 Energy Sector total compensation Survey; and (5) Broader General Industry — general industry data from the 2009 Towers Perrin Executive Compensation data base. Companies included in the Custom Peer Group data base, Utility Industry data base, Oil & Gas data base, and the Energy Sector data base are listed on Appendix A. The ORC has not requested a listing of the companies in the Towers Perrin Executive Compensation data base.

Ownership Guidelines.  The Company has the following suggested stock ownership guidelines for officers: CEO and Chairman (McManus) -5 times base salary; CFO (Porter), COOs (Richardson and Reynolds) and General Counsel (Woodruff) — 3 times base salary. The Company’s other officers have ownership guidelines of 1 or 2 times base salary depending on position. For purposes of the guidelines, stock ownership includes (1) shares owned directly by the executive and immediate family members, (2) share holdings in the Company’s 401(k) plan, (3) deferred compensation shares and (4) unvested restricted stock. As of December 31, 2009, each of our named executive officers, except for Mr. Porter, maintained ownership exceeding these suggested levels. Mr. Porter’s ownership equaled 2.8 times base salary as of December 31, 2009. The guidelines have not been a factor in the ORC’s recent compensation decisions.

Company Performance.  The Company’s above target 2009 financial and operational results were significant factors in the ORC’s evaluation and review of the Company’s leadership and compensation program. During 2009, the Company generated net income of $256 million and earnings per diluted share of $3.57. The Company also declared its twenty-seventh consecutive annual dividend increase with 2009 dividends reflecting a 4.2% increase over the prior year. The January 2010 payouts of cash bonuses earned during 2009 under the Annual Incentive Compensation Plan reflect the Company’s earnings per share results and the performance of its subsidiaries as described below. The January 2010 payouts of performance shares under the 1997 Stock Incentive Plan earned during the award period January 1, 2006 to December 31, 2009 reflect the Company’s slightly below target annualized four year total shareholder return performance of 6.3% per year, as described below.

Salary.  As discussed above, the ORC attempts to provide competitive salaries. With respect to 2010 salaries, the ORC reviewed competitive salary data for each position. Competitive salary data was intended to approximate the median salary of similar positions with comparable companies. In approving salary adjustments, the ORC considered the competitive salary data, recommendations from the CEO and the Vice President of Human Resources, internal comparability considerations and the executive’s years of experience.

The differences in amounts of compensation awarded to the named executive officers reflect differences in the competitive market data for the positions held by the executives as well as internal comparability. From an internal comparability perspective, Mr. McManus holds the position with the greatest corporate responsibility, thus resulting in greater compensation as compared to the other named officers. Each of the named officers has many years of service with the Company, although Mr. McManus and Mr. Porter are relatively new to their positions, resulting in lower 2009 salaries than would likely have been paid to them if they had been in their respective positions for several years.

Mr. McManus has served as the Company’s President and Chief Executive officer since July 2007. Effective January 1, 2010, Mr. McManus’s salary was increased to $693,000 reflecting a market adjustment consistent with the policies discussed above.

Annual Incentive Compensation.  In order to link compensation to the Company’s annual objectives, officers are eligible each year for cash incentive awards under the Annual Incentive Compensation Plan. Awards are based upon attaining performance objectives approved by the ORC. Assuming the performance objectives are met, the incentive award is based upon a percentage of the salary earned by the participant during the performance year. The ORC authorizes target awards and performance objectives for each performance period. The Annual Incentive Compensation Plan is designed so that all annual incentive compensation paid to executive officers will be deductible by us for federal income tax purposes.

For 2009, determination of earned annual cash incentives was calculated by applying company performance factors to target incentive opportunities. The target incentive opportunities are set each year as a percentage of base salaries. For 2009, Mr. McManus had an incentive opportunity at target of 100% of base salary; Mr. Porter, 50%; Mr. Richardson 70%; Mr. Reynolds and Mr. Woodruff 45%.

The applicable portions of target incentive opportunities subject to the various performance factors were as follows:

		Energen	Alabama
	Energen	Resources	Gas

McManus	80%	10%	10%
Porter	80%	10%	10%
Richardson	25%	75%	—
Reynolds	25%	—	75%
Woodruff	80%	10%	10%

The Energen, Energen Resources and Alabama Gas performance factors as well as actual 2009 results were as follows:

	Performance Factor
	Threshold	Target	Maximum	2009 Actual

Energen	0.50	1.00	2.00	1.18
Energen Resources	0.50	1.00	2.00	1.26
Alabama Gas	0.75	1.00	1.25	1.23

If Energen had failed to meet threshold performance, no incentives would have been paid. If Energen Resources or Alabama Gas had failed to meet net income threshold performance, then no incentive would have been paid for that portion of the incentive opportunity applicable to its respective performance.

The performance criteria and 2009 actual results were as follows:

				2009	2009
	Threshold	Target	Maximum	Result	Score	Weight

Energen
Earnings per share	$2.77	$3.45	$4.13	$3.57	1.18	100%
Energen Resources
Net Income(1)	$161	$206	$254	$212	1.13	80%
Total Production (bcfe)	104	107.5	110	109	1.56	10%
Operating Cost per Mcf	$1.91	$1.81	$1.71	$1.63	2.00	10%

Total					1.26
Alabama Gas
Net Income(1)	$38.9	$42.8	$43.7	$45.42	1.25	75%
Secure water heat saturation of	75%	80%	85%	87%	1.25	5%
Secure heating saturation of	45%	50%	55%	60%	1.25	5%
Increase small commercial and industrial net spread(1)	$0.35	$0.70	$1.05	$1.37	1.25	5%
Increase large commercial and Industrial net spread(1)	$0.30	$0.60	$0.90	$(0.46)	.75	5%
Number of APSC complaints	250	200	150	47	1.25	5%

Total					1.23	100%

(1)	Dollars in millions

Long-Term Incentive Compensation.  The 1997 Stock Incentive Plan is intended to provide officer compensation aligned with long-term company performance and increases in shareholder value. It provides for the grant of stock options, restricted stock and performance shares. The ORC routinely makes awards in January, although it retains the authority to make awards at other times of the year. During summer 2009 it made a Restricted Stock grant to a newly hired officer.

Stock Options.  The ORC uses stock options as the primary vehicle for delivering long-term incentives. The stock option provisions of the plan provide for the grant of non-qualified stock options and stock appreciation rights or a combination thereof to officers and key employees, all as determined by the ORC. The Company’s stock options typically vest ratably over three years and expire after 10 years. The ORC has not placed performance conditions, other than employment vesting periods, on grants of stock options as it believes that the option itself is performance based. If an option includes stock appreciation rights, then the optionee may elect to cancel all or any portion of the option then subject to exercise, in which event our obligation in respect of such option may be discharged by payment of an amount in cash equal to the excess, if any, of the fair market value of the shares of common stock subject to such cancellation over the option exercise price for such shares.

Restricted Stock.  The plan also provides for the grant of restricted stock. No shares of restricted stock may be sold or pledged until the restrictions on such shares have lapsed or have been removed. The ORC establishes as to each award of restricted stock the terms and conditions upon which the restrictions shall lapse, which terms and conditions may include a required period of service or individual or corporate performance conditions. As noted above, during 2009 the ORC made one grant of restricted shares to a newly hired officer.

Performance Shares.  A performance share is the value equivalent of one share of our common stock. An award of performance shares becomes payable if the ORC determines that all conditions of payment have been satisfied at the end of the applicable award period. The 2006 grant for a four-year performance award period ending December 31, 2009 paid out in January 2010 as described below. There are currently no outstanding performance share grants.

The performance condition applicable to the 2006 grant provided for payment of the award based on the Company’s percentile ranking with respect to total shareholder return among a comparison group of companies (listed on Appendix A to this proxy statement) as measured for the award period. For purposes of calculating “total shareholder return,” the stock prices for the Company and the peer group were based on the average of the daily closing prices for a share of stock for 20 trading days. The beginning price was determined based on the 20 trading days ending on the last trading day prior to commencement of the award period. The ending price was determined based on the 20 trading days ending on the last day of the award period. The following schedule indicates threshold, target and maximum performance objectives and payouts for the 2006 performance share award grant.

Four Year Award Period ending December 31, 2009
(Actual Result for the January 1, 2006 — December 31, 2009 Award Period was 49.5 percentile with a
97% of target payout)

Energen
Percentile Ranking	Payout Percentage

90 and above	200%
50	100%
40	40%
Below 40	0%

Discretionary Authority Applicable to Incentive Awards.  The Annual Incentive Compensation Plan provides the ORC with the discretion to decrease, but not increase, an earned incentive by up to 25%. This allows the ORC to reduce an individual payout for any reason including poor individual performance. The ORC’s negative discretion does not apply to plans other than the Annual Incentive Compensation Plan. Such discretion was not utilized with respect to 2009 payments.

In addition to bonuses paid under the Annual Incentive Compensation Plan, the Board of Directors has the inherent authority to, in its absolute discretion, award cash bonuses to such employees and in such amounts as it determines. Such discretion has not been exercised in recent years. The deductibility of individual bonuses paid outside of the Annual Incentive Compensation Plan will depend on the specific circumstances.

Under the 1997 Stock Incentive plan, the ORC has the discretion to accelerate the vesting of stock options and restricted stock and may also exercise discretion to allow a terminating employee to remain eligible for payout of previously granted performance shares. Such discretion has not been exercised in recent years.

1997 Deferred Compensation Plan.  The Company also provides a program which allows our directors and officers to defer receipt of compensation. Amounts deferred by a participant under the Deferred Compensation Plan are credited to one of two separate accounts maintained for a participant, a Company stock account or an investment account. The value of a participant’s Company stock account tracks the performance of our common stock, including reinvestment of dividends. At distribution, the participant’s Company stock account is payable in the form of shares of Company common stock. The value of a participant’s investment account tracks the performance of selected mutual funds offered by The Vanguard Group, Inc. At distribution, the participant’s investment account is payable in cash. The Deferred Compensation Plan is primarily designed as a financial planning and savings tool for participants. It does, however, include a Company contribution provision for officers which mirrors the Company’s match and ESOP contribution provisions of the Company’s generally available Employee Savings Plan. The Company has established trusts and has funded the trusts, and presently plans to continue funding the trusts, in a manner that generally tracks participants’ accounts under the Deferred Compensation Plan. Although there is generally no requirement that the trusts be so funded or invested, if a change in control of the Company occurs, the trusts must be funded in an amount equal to the aggregate value of the participants’ accounts at the time of the change of control. While intended for payment of benefits under the Deferred Compensation Plan, the trusts’ assets remain subject to the claims of our creditors.

Retirement Income Plan and Retirement Supplement Agreements.  The Energen Corporation Retirement Income Plan, a defined benefit plan, covers our officers along with substantially all of our salaried employees and members of two of our three bargaining units. Our officers receive benefits under the plan based on years of service at retirement and on “Final Earnings,” the average base compensation for the highest sixty consecutive months out of the final 120 months of employment. (Average base compensation includes base salary only, and does not include bonus payments, payments in the form of contributions to other benefit plans or any other form of payment such as annual or long-term incentives.) Normal or delayed retirement benefits are payable upon retirement on the first day of any month following attainment of age 65 and continuing for life, subject to an annual cost-of-living increase of up to three percent. Section 415 of the Internal Revenue Code imposes limits on benefits payable to an employee under the plan.

We have entered into Executive Retirement Supplement Agreements (“Supplemental Agreements”) with certain officers, including each of the named executive officers. Each Supplemental Agreement provides that the employee will receive a supplemental retirement benefit equal to the difference between 60% of the employee’s monthly compensation and the employee’s monthly retirement benefit under the Retirement Income Plan (including social security benefit). An officer’s compensation will be determined based on a formula taking into account the average of the highest 36 consecutive months of base salary during the five years prior to retirement plus the average of the three highest annual incentive awards for the ten full fiscal years prior to the earlier of (1) retirement or (2) the officer’s 61st birthday.

Each of our named executive officers has sufficient service with the Company to have earned vested benefits under the Retirement Income Plan and the Supplemental Agreements, and the benefits do not increase or accelerate upon a change in control. Both the Retirement Income Plan and the Supplemental Agreements provide annuity and lump sum payment options.

Severance Compensation Agreements and Change in Control.  We have entered into Severance Compensation Agreements with certain officers and key employees including Messrs. McManus, Porter, Richardson, Reynolds, and Woodruff. We designed the agreements to retain the executives and provide continuity of management in the event of any actual or threatened change in control of the Company. Each such agreement provides that if, during a base period following the occurrence of a change in control of the Company the employee’s employment is terminated in a qualified termination, then we will pay the employee an amount equal to a percentage of the employee’s (a) annual base salary in effect immediately prior to the change in control, plus (b) the employee’s highest annual cash bonus compensation for the three fiscal years immediately prior to the fiscal year during which the change in control occurs.

Our Severance Compensation Agreements define a “change in control” as any of the following events:

•	any “person”, as defined in the Exchange Act, acquires 25 percent or more of our voting securities;

•	a majority of our Directors are replaced in certain circumstances, including:

•	a majority of such Directors are replaced such that a majority of our current Directors does not approve their election or nomination for election; or

•	Directors are replaced by an individual or individuals whose initial assumption of office occurs as a result of an actual or threatened election contest;

•	consummation of certain mergers, or a liquidation or sale of our assets; or

•	any other transaction or series of transactions designated as a change in control event by resolution of our Board of Directors.

In addition, transactions involving the transfer of 80 percent or more of the voting securities or substantially all the assets of a subsidiary would constitute a change in control for the officers of that subsidiary. If the subsidiary is the Company’s largest subsidiary (currently Energen Resources Corporation), then such a transaction is also a change in control for the officers of Energen Corporation.

For purposes of the agreements, (1) the term “qualified termination” means a termination (a) by the Company other than for cause, (b) by the employee for good reason or (c) by written agreement to such effect between the employee and the Company, (2) the term “cause” generally means failure to substantially perform duties, misconduct injurious to the Company or conviction of a felony, and (3) the term “good reason” generally means a material reduction in the position, duties, responsibilities, status or benefits of the employee’s job.

Continuity of management and retention during transition periods is encouraged by providing severance benefits in the event of loss of employment following a change in control. The percentage payable and base period varies by executive and ranges from 100% with a one year base period to 300% with a three year base period. The 100%, 200% and 300% multiples reflect consideration of the executive’s level of corporate responsibility, specialized skills, and availability of other job opportunities. A higher multiple reflects a higher importance of retention. Thus, officers with higher levels of corporate responsibility or specialized skill or knowledge have higher multiples. Officers who, due to senior responsibilities or specialized skills, may have fewer alternative employment opportunities also have higher multiples to provide compensation during a longer job search. All named officers have a 300% multiple. The severance compensation agreements cover a three-year base period and also provide the continuance of certain insurance and other employee benefits for a period of twenty-four months following any such termination of employment. Agreements entered into in 2007 and earlier, which include the agreements with Messrs. McManus, Porter, Richardson, Reynolds and Woodruff, include a tax gross up provision that provides that if the executive receives compensation that would be subject to the tax imposed by Section 4999 of the Internal Revenue Code, the executive shall be entitled to receive an additional payment in an amount necessary to put the executive in the same after-tax position as if such tax had not been imposed unless the tax would not apply if the payments under the severance compensation agreement were reduced by up to 10% of the amount subject to the tax, in which case such a reduction is made. The only new agreement that has been entered into since 2007 does not include a tax gross up provision and the ORC does not expect to include such a provision in future agreements.

The Company’s 1997 Stock Incentive Plan also includes change in control provisions. In most instances of a change in control, in the case of awards granted prior to 2010, unvested stock options vest, restrictions on restricted shares lapse and performance measurement and payment of performance shares are accelerated. The change in control provisions are not applicable to awards granted in 2010 and later and a change in control will not result in accelerated vesting unless it results in an involuntary termination of employment.

COMPENSATION COMMITTEE REPORT

The Officers Review Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on that review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Officers Review Committee:
Julian W. Banton, Chair
James S. M. French
T. Michael Goodrich
Stephen A. Snider

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the information required by Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission. The amounts shown represent the compensation paid to our named executive officers for each fiscal year noted in the table, for services rendered to us. For a more complete discussion of the elements of compensation included in this table, please refer to the discussion reflected in “Compensation Discussion and Analysis” beginning on page 24 of this proxy statement.

							Change in
							Pension
						Non-Equity	Value and
						Incentive Plan	Nonqualified
						Compen-	Deferred
Name and				Stock	Option	sation	Compensation	All Other
Principal		Salary	Bonus	Awards	Awards	Earnings	Earnings	Compensation
Position	Year	($)	($)	($)(1)	($)(1)	($)(2)	($)(3)	($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

McManus, II, James T.(5)	2009	630,000	—	—	1,355,175	751,338	1,813,473	49,442	4,599,408
Chairman and	2008	600,000	—	—	1,032,179	684,945	769,783	56,642	3,143,549
Chief Executive Officer	2007	537,500	—	—	897,772	609,650	385,946	54,635	2,485,503

Porter, Jr., Charles W.(5)	2009	310,000	—	—	399,125	184,853	530,548	26,015	1,450,541
Vice President, Chief	2008	270,000	—	—	232,236	184,935	208,155	23,847	919,173
Financial Officer and Treasurer	2007	230,000	—	187,194	—	195,660	136,704	21,117	770,675

Richardson, John S.(5)	2009	340,000	—	—	541,350	294,763	822,796	27,529	2,026,438
President of Energen	2008	315,000	—	—	379,333	243,653	419,210	26,336	1,383,532
Resources Corporation	2007	285,000	—	—	240,107	254,580	229,901	22,534	1,032,122

Reynolds, Dudley C	2009	324,000	—	—	300,820	177,293	406,573	34,406	1,243,092
President of Alabama	2008	319,000	—	—	233,216	181,375	203,761	34,258	971,610
Gas Corporation	2007	310,000	—	—	261,163	204,650	51,451	26,776	854,040

Woodruff, J. David	2009	304,000	—	—	281,862	163,148	568,195	25,123	1,342,328
General Counsel and	2008	295,000	—	—	215,743	202,059	177,433	29,083	919,318
Secretary	2007	285,000	—	—	240,107	242,440	78,099	23,421	869,067

(1)	The amounts in columns (e) and (f) reflect grant date fair value. The valuation assumptions are discussed in Note 6 to the Company’s financial statements.

(2)	The amounts in column (g) reflect Annual Incentive Compensation Plan payouts.

(3)	The amounts in column (h) reflect increase in pension value.

(4)	The amounts reported in column (i) for 2009 reflect the Company’s contributions to defined contribution plans, MedJet insurance, dinner club memberships, life insurance premiums, spousal travel, and tax reimbursements related to spousal travel.

	Defined	Spousal Travel
	Contributions	Tax Reimbursement

McManus	$40,880	$1,382
Porter	$20,044	$1,019
Richardson	$22,048	$850
Reynolds	$27,557	$1,808
Woodruff	$19,765	$1,124

(5)	Mr. McManus served as President and Chief Operating Officer prior to June 30, 2007, became Chief Executive Officer effective July 1, 2007, and became Chairman effective January 1, 2008. Mr. Porter became Vice President and Chief Financial Officer effective January 1, 2007. Mr. Richardson served as Executive Vice President and Chief Operating Officer of Energen Resources Corporation during 2007 and became its President in early 2008.

Grants of Plan-Based Awards

The following table sets forth information with respect to plan-based stock option grants under the 1997 Stock Incentive Plan and incentive compensation awards under the Annual Incentive Compensation Plan, in each case to our named executive officers. For a more complete discussion of the awards under the 1997 Stock Incentive Plan and the Annual Incentive Compensation Plan, please refer to the discussion of these plans contained in “Compensation Discussion and Analysis,” beginning on page 24 of this proxy statement.

										All Other
									All Other	Option
									Stock	Awards:	Exercise
									Awards:	Number of	or Base	Grant Date
			Estimated Future Payouts Under			Estimated Future Payouts Under			Number of	Securities	Price of	Fair Value
			Non-Equity Incentive Plan Awards(2)			Equity Incentive Plan Awards			Shares of	Underlying	Option	of Stock and
	Grant	Meeting	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or	Options	Awards	Option
Name	Date	Date(1)	($)	($)	($)	(#)	(#)	(#)	Units (#)	(#)(3)	($/Sh)	Awards
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

McManus	1/28/2009	1/27/2009	330,750	630,000	1,212,750	—	—	—	—	153,474	29.79	1,355,175

Porter	1/28/2009	1/27/2009	73,238	139,500	268,538	—	—	—	—	45,201	29.79	399,125

Richardson	1/28/2009	1/27/2009	127,500	255,000	510,000	—	—	—	—	61,308	29.79	541,350

Reynolds	1/28/2009	1/27/2009	91,125	145,800	236,925	—	—	—	—	34,068	29.79	300,820

Woodruff	1/28/2009	1/27/2009	79,800	152,000	292,600	—	—	—	—	31,921	29.79	281,862

(1)	The Officers Review Committee generally sets award amounts at a meeting which occurs the day prior to the grant date.

(2)	Columns (c) — (e) reflect the Annual Incentive Compensation Plan payout values for each named executive officer for 2009 if the threshold, target or maximum goals are satisfied. The actual payout is reflected in column (g) of the Summary Compensation Table. For a discussion of the criteria applied when determining amounts payable under the Annual Incentive Compensation Plan, see the description of Annual Incentive Compensation in “Compensation Discussion & Analysis” beginning on page 24.

(3)	The stock options granted on January 27, 2009 vest in 1/3 increments on the anniversary date of the award beginning January 27, 2010.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to outstanding equity awards held by our named executive officers as of December 31, 2009. This table includes unexercised and unvested option awards, unvested restricted stock awards and performance shares with performance conditions that have not yet been satisfied. Each equity grant is shown separately for each named executive officer. The vesting schedule for each grant is shown following this table. The market value of the stock awards is based on the closing market price of Company common stock as of December 31, 2009, which was $46.80 per share. For additional information about the outstanding equity awards, see the description of long-term incentive compensation in “Compensation Discussion & Analysis” beginning on page 24.

								Stock Awards
												Equity
		Option Awards									Equity	Incentive
					Equity						Incentive	Plan
					Incentive						Plan	Awards:
					Plan						Awards:	Market or
					Awards:						Number of	Payout
					Number of					Market	Unearned	Value of
		Number	Number of		Securities			Number of		Value of	Shares,	Unearned
		of	Securities		Underlying			Shares or		Shares or	Units or	Shares,
		Securities	Underlying		Unexercised			Units of		Units of	Other	Units or
		Underlying	Unexercised		Unearned	Option		Stock That		Stock That	Rights That	Other Rights
		Unexercised	Options		Options	Exercise	Option	Have Not		Have Not	Have Not	That Have
		Options (#)	(#)		(#)	Price	Expiration	Vested		Vested	Vested	Not Vested
Name	Grant Date	Exercisable	Unexercisable		N/A	($)	Date	(#)		($)	(#)	($)
(a)		(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)(1)	(j)(1)

McManus	1/29/03	10,570				14.855	1/28/2013
	1/28/04	5,462				21.375	1/27/2014	8,000	(5)	374,400
	1/25/05							12,800	(6)	599,040
	1/24/07	28,936	14,469	(1)		46.45	1/23/2017
	6/23/07	4,840	2,420	(2)		55.08	6/22/2017
	1/23/08	19,296	38,594	(3)		60.56	1/22/2018
	1/28/09		153,474	(4)		29.79	1/27/2019
Porter	1/24/07							4,030	(1)	188,604
	1/23/08	4,341	8,684	(3)		60.56	1/22/2018
	1/28/09		45,201	(4)		29.79	1/27/2019
Richardson	1/28/04	2,840				21.375	1/27/2014	3,000	(5)	140,400
	1/26/05							4,800	(7)	224,640
	10/24/06							6,250	(8)	292,500
	1/24/07	9,236	4,619	(1)		46.45	1/23/2017
	1/23/08	7,091	14,184	(3)		60.56	1/22/2018
	1/28/09		61,308	(4)		29.79	1/27/2019
Reynolds	1/24/07	10,046	5,024	(1)		46.45	1/23/2017
	1/23/08	4,360	8,720	(3)		60.56	1/22/2018
	1/28/09		34,068	(4)		29.79	1/27/2019
Woodruff	10/25/00	4,500				13.7188	10/24/2010
	10/24/01	3,600				11.315	10/23/2011
	1/29/03	11,540				14.855	1/28/2013
	1/28/04	5,560				21.375	1/27/2014
	1/24/07	9,236	4,619	(1)		46.45	1/23/2017
	1/23/08	4,033	8,067	(3)		60.56	1/22/2018
	1/28/09		31,921	(4)		29.79	1/27/2019

Vesting Dates:

(1)	1/24/10

(2)	6/23/10

(3)	Equal increments 1/23/10 and 1/23/11

(4)	Equal increments 1/28/10, 1/28/11 and 1/28/12

(5)	1/28/10

(6)	4,800 on 1/26/10 and 8,000 on 1/26/11

(7)	1,800 on 1/26/10 and 3,000 on 1/26/11

(8)	1,250 on 1/24/10, 1,875 on 10/24/11, and 3,125 on 10/24/12

Option Exercises and Stock Vested in 2009

The following table provides information, for the named executive officers, on (1) stock option exercises during 2009, including the number of shares acquired upon exercise and the value realized and (2) the number of shares acquired upon the vesting of stock awards and the value realized, each before payment of any applicable withholding tax and broker commissions.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)

McManus	—	—	16,000	468,976
Porter	—	—	—	—
Richardson	—	—	6,000	175,866
Reynolds	6,520	122,442	—	—
Woodruff	20,000	638,981	—	—

Pension Benefits in 2009

The Energen Corporation Retirement Income Plan, a defined benefit plan, covers our officers along with substantially all of our salaried employees and members of two of our three bargaining units. Our officers receive benefits under the plan based on years of service at retirement and on “Final Earnings,” the average base compensation for the highest sixty consecutive months out of the final 120 months of employment. (Average base compensation includes base salary only, and does not include bonus payments, payments in the form of contributions to other benefit plans or any other form of payment such as annual or long-term incentives.) Normal or delayed retirement benefits are payable upon retirement on the first day of any month following attainment of age 65 and continuing for life, subject to an annual cost-of-living increase of up to three percent. Section 415 of the Internal Revenue Code imposes limits on benefits payable to an employee under the plan.

We have entered into Executive Retirement Supplement Agreements (“Supplemental Agreements”) with certain officers, including each of the named executive officers. Each Supplemental Agreement provides that the employee will receive a supplemental retirement benefit equal to the difference between 60% of the employee’s monthly compensation and the employee’s monthly retirement benefit under the Retirement Income Plan (including social security benefit). Generally, an employee’s compensation will be determined based on a formula taking into account the average of the highest 36 consecutive months of base salary during the five years prior to retirement plus the average of the three highest annual incentive awards for the ten full fiscal years prior to the earlier of (1) retirement or (2) the officer’s 61st birthday.

Each of our named executive officers has sufficient service with the Company to have earned vested benefits under the Retirement Income Plan and the Supplemental Agreements, and the benefits do not increase or accelerate upon termination or a change in control. Both the Retirement Income Plan and the Supplemental Agreements provide annuity and lump sum payment options.

The table below sets forth information on the pension benefits for each of the named executive officers under each of the Company’s pension plans.

			Present
		Number of Years	Value of	Payments During
		Credited	Accumulated	Last Fiscal
Name	Plan Name	Service (#)	Benefit ($)(1)	Year ($)
(a)	(b)	(c)	(d)	(e)

McManus	Retirement Income Plan	24	1,004,308	—
	SERP	24	4,681,851	—
Porter	Retirement Income Plan	20	341,296	—
	SERP	20	1,112,099	—
Richardson	Retirement Income Plan	24	705,279	—
	SERP	24	2,099,590	—
Reynolds	Retirement Income Plan	30	1,825,410	—
	SERP	30	1,845,379	—
Woodruff	Retirement Income Plan	24	1,130,605	—
	SERP	24	1,773,372	—

(1)	Benefit values assume a retirement age of 60. Other assumptions are set forth in Note 5 to the Company’s financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

No pension benefits were paid to any of the named executive officers during 2009.

Nonqualified Deferred Compensation Table in 2009

The table below provides information on the non-qualified deferred compensation of the named executive officers in 2009 pursuant to the Company’s 1997 Deferred Compensation Plan. For a more detailed discussion of the 1997 Deferred Compensation Plan, refer to “Compensation Discussion & Analysis” beginning on page 24.

	Executive	Registrant	Aggregate	Aggregate	Aggregate Balance
	Contributions in	Contributions in	Earnings	Withdrawals/	at Last
	Last FY	Last FY	in Last FY	Distributions	FYE
Name	($)	($)	($)	($)	($)
(a)	(b)(1)	(c)(1)	(d)	(e)	(f)(2)

McManus	21,300	24,955	16,368	—	97,630
Porter	2,100	4,119	76,809	—	205,500
Richardson	3,900	6,123	125,353	35,825	311,902
Reynolds	2,940	6,732	263,567	—	708,815
Woodruff	1,740	3,840	2,633	—	11,576

(1)	Amounts reported in columns (b) and (c) are reported in the Summary Compensation Table.

(2)	It is management’s belief that the portion of amounts in column (f) attributable to executive or registrant contributions were previously reported as compensation to named executive officers during periods that they were named executive officers, but the Company has not undertaken an audit of the multiple year reporting history of the Deferred Compensation Plan.

Potential Payments Upon Termination or Change-in-Control

We have entered into Severance Compensation Agreements with certain officers and key employees including Messrs. McManus, Porter, Richardson, Reynolds and Woodruff. We designed the agreements to retain the executives and provide continuity of management in the event of any actual or threatened change in control of the Company. Each such agreement provides that if, during a base period following the first to occur of a change in control of the Company (as defined in the agreements) or shareholder approval of a transaction that will constitute a change in control, the employee’s employment is terminated in a qualified termination, then we will pay the employee an amount equal to a percentage of the employee’s (a) annual base salary in effect immediately prior to the change in control, plus (b) the employee’s highest annual cash bonus compensation for the three fiscal years immediately prior to the fiscal year during which the change in control occurs.

Continuity of management or retention is encouraged by providing severance benefits in the event of loss of employment following a change in control. The percentage payable and base period varies by executive and ranges from 100% with a one year base period to 300% with a three year base period. The 100%, 200% and 300% multiples reflect consideration of the executive’s level of corporate responsibility, specialized skills, and availability of other job opportunities. A higher multiple reflects a higher importance of retention. Thus, officers with higher levels of corporate responsibility or specialized skill or knowledge have higher multiples. Officers who, due to senior responsibilities or specialized skills, may have fewer alternative employment opportunities also have higher multiples to provide compensation during a longer job search. All named officers have a 300% multiple. The severance compensation agreements cover a three-year base period and also provide the continuance of certain insurance and other employee benefits for a period of twenty-four months following any such termination of employment. Agreements entered into in 2007 and earlier, which include the agreements with Messrs. McManus, Porter, Richardson, Reynolds and Woodruff, include a tax gross up provision that provides that if the executive receives compensation that would be subject to the tax imposed by Section 4999 of the Internal Revenue Code, the executive shall be entitled to receive an additional payment in an amount necessary to put the executive in the same after-tax position as if such tax had not been imposed unless the tax would not apply if the payments under the severance compensation agreement were reduced by up to 10% of the amount subject to the tax, in which case such a reduction is made. The only agreement that has been entered into since 2007 does not include a tax gross up provision and the ORC does not expect to include such a provision in future agreements.

For purposes of the agreements, (1) the term “qualified termination” means a termination (a) by the Company other than for cause, (b) by the employee for good reason or (c) by written agreement to such effect between the employee and the Company, (2) the term “cause” generally means failure to substantially perform duties, misconduct injurious to the Company or conviction of a felony, and (3) the term “good reason” generally means a material reduction in the position, duties, responsibilities, status or benefits of the employee’s job.

The Company’s 1997 Stock Incentive Plan also includes change in control provisions. In most instances of a change in control, in the case of awards granted prior to 2010, unvested stock options vest, restrictions on restricted shares lapse and performance measurement and payment of performance shares are accelerated. The change in control provisions are not applicable to awards granted in 2010 and later.

For purposes of the Severance Compensation Agreements and the 1997 Stock Incentive Plan, a “change-in-control” would include any of the following events:

(1) any “person”, as defined in the Exchange Act, acquires 25 percent or more of our voting securities;

(2) a majority of our Directors are replaced in certain circumstances, including:

(a) a majority of such Directors are replaced such that a majority of our current Directors does not approve their election or nomination for election; or

(b) Directors are replaced by an individual or individuals whose initial assumption of office occurs as a result of an actual or threatened election contest;

(3) consummation of certain mergers or consolidations, or a liquidation or sale of our assets; or

(4) any other transaction or series of transactions designated as a change-in-control event by resolution of our Board of Directors.

In addition, transactions involving the transfer of 80 percent or more of the voting securities or substantially all the assets of a subsidiary would constitute a change in control for the officers of that subsidiary. If the subsidiary is the Company’s largest subsidiary (currently Energen Resources Corporation), then such a transaction is also a change in control for the officers of Energen Corporation.

Assuming the occurrence of a triggering event on December 31, 2009 for payment of change in control related compensation, we estimate that the following officers would receive the following benefits:

	McManus	Porter	Richardson	Reynolds	Woodruff
	$	$	$	$	$

Cash Severance	3,944,835	1,612,980	1,783,740	1,773,900	1,641,000
Health & Welfare Benefit(1)	28,111	25,958	26,493	21,947	26,206
Excise Tax reimbursement(2)	—	656,885	—	—	—

(1)	Represents the incremental value of two years continuation of medical, life and disability insurance benefits.

(2)	Tax gross-up reflects the additional compensation provided to cover excise taxes incurred when the executive’s parachute payment exceeds 2.99 times the Code Section 280G “base amount”. “Base amount” is defined as the executive’s five year average W-2 earnings.

The 1997 Stock Incentive Plan provides that in the event of a termination of employment, other than a “qualified termination,” all unvested options expire and all unvested restricted shares are forfeited. In the event of a qualified termination, unvested options and unvested restricted shares vest. The term “qualified termination” means:

(1) an involuntary termination other than for cause;

(2) expressly agreed in writing by the executive and the Company to constitute a qualified termination;

(3) death or disability;

(4) retirement; or

(5) with respect to awards granted prior to a change in control, a voluntary termination for good reason entitling the participant to severance compensation under a written change in control severance compensation agreement.

The following table contains a schedule of unvested options and restricted shares which would vest upon a qualified termination, valued as of December 31, 2009:

			Shares
	Shares of	Value of	Represented	Value of
	Restricted	Restricted	by Unvested	Unvested
	Stock	Stock	Options	Options
Name	(#)	($)	(#)	($)

McManus	20,800	973,440	208,957	2,615,657
Porter	4,030	188,604	53,885	768,869
Richardson	14,050	657,540	80,111	1,044,466
Reynolds	—	—	47,812	581,255
Woodruff	—	—	44,607	544,593

The 1997 Stock Incentive Plan also includes a change in control definition which is identical to the change in control definition discussed above beginning on page 36. Upon the occurrence of certain change in control events, restricted stock and unvested options granted prior to January 1, 2010 immediately vest. Assuming an acceleration event took place as of December 31, 2009, the above table identifies the awards and award values which would immediately vest. The change in control acceleration provisions are not applicable to awards granted on or after January 1, 2010.

In the event a change in control event resulted in the termination of the employment of a named executive officer, the officer would be eligible to receive his accrued retirement benefits. The table below reflects the amounts that the named executive officers would receive under our Retirement Income Plan and SERP assuming a December 31, 2009 termination date. For a description of our Retirement Income Plan and SERP, see “Executive Compensation-Pension Benefits in 2009” beginning on page 34.

		Lump Sum Benefit
		Assuming 12/31/09
		Termination Date
Named Executive Officer	Retirement Plan	($)

McManus	Retirement Income Plan	749,100
	SERP	5,009,400
Porter	Retirement Income Plan	267,800
	SERP	1,246,900
Richardson	Retirement Income Plan	522,400
	SERP	2,313,800
Reynolds	Retirement Income Plan	1,851,600
	SERP	2,178,000
Woodruff	Retirement Income Plan	832,700
	SERP	2,093,000

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, Directors and persons who own more than 10% of our common stock, to file initial reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission, and to provide us with copies of all forms filed.

We believe, based on a review of Forms 3, 4 and 5 furnished to us, that, during fiscal 2009, our executive officers, Directors and 10% shareholders complied in full with all applicable Section 16(a) filing requirements.

SHAREHOLDER PROPOSALS

To be included in our proxy statement and form of proxy, proposals of shareholders intended to be presented at the 2011 Annual Meeting must be received at the Company’s principal executive offices no later than November 24, 2010. If a shareholder desires to bring other business before the 2011 Annual Meeting without including such proposal in the Company’s proxy statement, the shareholder must notify the Company in writing on or before February 7, 2011. Shareholder proposals should be directed to J. David Woodruff, Secretary, Energen Corporation, 605 Richard Arrington Jr. Blvd. North, Birmingham, Alabama 35203-2707.

COSTS OF PROXY SOLICITATION

The entire cost of soliciting proxies on behalf of the Board of Directors will be borne by the Company, including the expense of preparing, printing and mailing this proxy statement. In addition to mailing proxies to shareholders, we may solicit proxies by personal interview or by telephone and telegraph. We will request brokerage houses and other custodians and fiduciaries to forward at our expense soliciting materials to the beneficial owners of stock held of record by them. We have engaged Georgeson & Co. of New York to assist in the solicitation of proxies of brokers and financial institutions and their nominees. This firm will be paid a fee of $8,500, plus out-of-pocket expenses.

ENERGEN CORPORATION

Chairman of the Board

Birmingham, Alabama
March 24, 2010

Appendix A

PART I:  The following companies constitute the peer group for performance share measurement under the 1997 Stock Incentive Plan. See page 28 of the proxy statement.

AGL Resources Inc.
Atmos Energy Corp
Cabot Oil & Gas Group
Chesapeake Energy Corporation
Comstock Resources
Denbury Resources Inc
Encore Acquisition
EQT Corp
The Laclede Group
MDU Resources Group Inc
National Fuel Gas Co
New Jersey Resources
Nicor Inc
Northwest Natural Gas Co
Oneok Inc
Piedmont Natural Gas Co
Questar Corp
Quicksilver Resources, Inc.
Range Resources Corporation
Scana Corp
South Jersey Industries Inc.
Southwest Gas Corp
Southwestern Energy Company
St. Mary Land & Exploration
UGI Corp
Vectren Corporation
WGL Holdings Inc
Wisconsin Energy Corp
XTO Energy Inc

PART II:  The following peer groups are referred to on page 25 of the proxy statement.

UTILITY INDUSTRY DATA BASE

AGL Resources
Allegheny Energy
Allete
Alliant Energy
Ameren
American Electric Power
Atmos Energy
Avista
Black Hills
CMS Energy
CenterPoint Energy
Cleco
Consolidated Edison
Constellation Energy
Dominion Resources
DPL
Duke Energy
E. On U.S.
Edison International
Energy Future Holdings
Entergy
Exelon
FPL Group
FirstEnergy
Hawaiian Electric
IDACORP
Integrys Energy Group
MDU Resources
MGE Energy
NSTAR
NV Energy
NW Natural
Nicor
NorthWestern Energy
Northeast Utilities
OGE Energy
Otter Tail
PNM Resources
PPL
Pacific Gas & Electric
Pepco Holdings
Pinnacle West Capital
Portland General Electric
Progress Energy
Public Service Enterprise Group
Puget Energy
SCANA
Sempra Energy
Southern Company
Southern Union Company
TECO Energy
UIL Holdings
UniSource Energy
Unitil
Westar Energy
Wisconsin Energy
Xcel Energy

OIL AND GAS DATA BASE

AERA Energy Services Company
Anadarko Petroleum
Devon Energy
Encore Acquisition
EOG Resources
EXCO Resources
Forest Oil Corporation
Fortuna Energy, Inc. (Talisman)
Harvest Natural Resources, Inc.
Marathon Oil
Newfield Exploration Company
Noble Energy, Inc.
Occidental
Plains Exploration & Production Company
Stone Energy Corporation
Swift Energy Operating, LLC
TW Philips
Whiting Petroleum Corporation

CUSTOM PEER GROUP DATA BASE

Agl Resources Inc.
Atmos Energy Corp
Cabot Corp
Chesapeake Energy Corp
Cimarex Energy Co
Comstock Resources Inc
Denbury Resources Inc
El Paso Corp/de
Encore Acquisition Co
Eqt Corp
Forest Oil Corp
Mdu Resources Group Inc
Newfield Exploration Co / De /
Nicor Inc
Noble Energy Inc
Oneonk Inc
Piedmont Natural Gas Co Inc
Pioneer Natural Resources Co
Plains Exploration & Production Co
Questar Corp
Quicksilver Resources Inc
Range Resources Corp
Southwestern Energy Co
St Mary Land & Exploration Co
Ultra Petroleum Corp
Vectren Corp
Wgl Holdings Inc
Whiting Petroleum Corp
Williams Companies Inc

ENERGY SECTOR DATA BASE

Abraxas Petroleum Corp
Aera Energy LLC
Anadarko Petroleum Corporation
Apache Corporation
Aspect Energy, LLC
Aspect Energy, LLC — Aspect Abundant Shale LP
Aspect Energy, LLC — Hungaria Horizon Energy
Atlas America, Inc.
BHP Billiton Petroleum (Americas), Inc.
BP North America Exploration & Production
BreitBurn Energy Partners LP
BreitBurn Energy Partners LP — Eastern Division
BreitBurn Energy Partners LP — Orcutt Facility
BreitBurn Energy Partners LP -West Pico Facility
BreitBurn Energy Partners LP -Western Div — California Operations
BreitBurn Energy Partners LP — Western Div — Florida Operations
BreitBurn Energy Partners LP — Western Div -Wyoming Operations
BreitBurn Energy Partners LP — Western Division
Bridwell Oil Company
Brigham Exploration Company
Burnett Oil Co., Inc.
Chesapeake Energy Corporation
Chesapeake Energy Corporation — Chesapeake App
Chief Oil & Gas LLC
Cimarex Energy Co.
Cinco Natural Resources
Citation Oil & Gas Corporation
COG Operating, LLC
Constellation Energy Partners LLC
Devon Energy
El Paso Corporation — Exploration & Production
EnCana Oil & Gas (USA) Inc.
Enerplus Resources (USA) Corporation
EnerVest, Ltd.
Eni US Operating Company Inc.
EOG Resources, Inc.
EXCO Resources, Inc.
EXCO Resources, Inc. — EXCO Appalachia
EXCO Resources, Inc. — EXCO East TX/LA
EXCO Resources, Inc. — EXCO Mid-Continent
Fasken Oil and Ranch, Ltd.
Forest Oil Corporation
Fortuna Energy
FX Energy, Inc.
HighMount Exploration & Production, LLC
Hilcorp Energy Company
Hunt Consolidated — Hunt Oil Company
Lario Oil & Gas Company
Legacy Reserves, LP
Linn Energy, LLC
McMoRan Exploration Co.
MCX Exploration (USA), LTD.
Medco Petroleum Management
Mestena Operating, Ltd.
MitEnergy Upstream LLC
Murphy Oil Corporation
Nexen, Inc. — Nexen Petroleum USA, Inc.
Nippon Oil Exploration U.S.A. Limited
Noble Energy, Inc.
Occidental Corporation — Thums Long Beach Co
Parallel Petroleum Corporation
Petro-Canada USA Inc.
Petroleum Development Corporation
Pioneer Natural Resources USA, lnc.
Plains Exploration & Production Company
Questar Corporation — Questar Market Resources
Quicksilver Resources Inc.
R. Lacy, Inc — R. Lacy Services, Ltd.
RAM Energy Resources, Inc.
Range Resources Corporation
Resolute Natural Resources Company, LLC
RKl Exploration & Production, LLC
Rosewood Resources, Inc.
Seneca Resources Corporation
Southwestern Energy Production Company
Tellus Operating Group, LLC
The Williams Companies, Inc. — E&P
Ultra Petroleum Corp.
Unit Corporation
Unit Corporation — Unit Petroleum Company
Venoco, Inc.
Verado Energy, Inc.
Western Production Company
XTO Energy Inc.

ENERGEN CORPORATION

605 Richard Arrington, Jr. Blvd. North
Birmingham, Alabama 35203-2707
(205) 326-2700

ENERGEN CORPORATION
DIRECTORS STOCK PLAN
(Amended and Restated April 28, 2010)
(as submitted to shareholders April 28, 2010)
1.	Purpose
This Energen Corporation Directors Stock Plan (the “Plan”) is hereby established by Energen Corporation (the “Company”). The purpose of the Plan is to enable the Company to provide equity based compensation to its non-employee directors. The Plan also permits directors to elect to take all or part of their cash compensation in the form of the Company’s common stock.
2.	Eligibility
Each member of the Board of Directors of the Company (the “Board”) who is not an officer or Employee of the Company or any of its subsidiaries (a “Non-Employee Director”) shall be eligible for participation in the Plan.
3.	Forms of Equity Compensation
As used in this plan the term “Equity Compensation” means any one or more of the following forms of equity interests:
“Stock” – means the Company’s common stock.
“Restricted Stock” – means shares of Stock subject to such restrictions, vesting requirements, and or performance conditions as may be specified at the time of grant.
“Stock Options” means options to purchase shares of Stock on such terms and conditions as may be specified at the time of grant.
4.	Administration
The Plan shall be administered by the Board. Except with respect to the amendment of the Plan, the Board may appoint a committee of the Board to administer all or a portion of the Plan. To the extent that the Board so delegates its authority, references herein to the Board shall be deemed references to such committee.
The Board shall have the authority in its discretion, to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to (i) make grants; (ii) determine the persons to whom, and the time or times at which grants shall be made; (iii) determine the form and amount of Equity Compensation to be granted, and any applicable terms, conditions, restrictions and performance criteria; (iv) construe and interpret the Plan and any grant; and (v) make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Board shall be final and binding on all persons.
5.	Compensatory Grants
The Board may from time to time grant Equity Compensation to such Non-Employee Directors in such amounts as the Board determines. Grants may be made in the form of Stock issued without restriction or condition, Restricted Stock or Stock Options. Grants may be made to former Non-Employee Directors who served during the period with respect to which a grant is made. Restricted Stock and Stock Option grants shall be evidenced by written agreements setting forth applicable terms and conditions. The exercise price of Stock Options shall be no less than the closing price on the grant date of the Stock on the New York Stock Exchange (or such other exchange or system on which the Stock then trades or is quoted) or, if there is no trading of the Stock on the grant date, then the closing price on the most recent trading date preceding the grant date.

6.	Elective Grants
Each Non-Employee Director may elect to have any part or all of the fees payable to such Non-Employee Director for services as a director of the Company and its subsidiaries paid in the form of Stock. Such election shall be delivered to the Company in writing specifying the portion of fees to be paid in Stock. Any such election shall remain in effect and irrevocable until the effective date of a subsequent written election changing or terminating the prior election. The effective date of any election, including without limitation an election to change or terminate a prior election, shall be six months from the date of delivery to the Company. Stock issued in lieu of director fees shall be issued as soon as reasonably practicable following the end of each calendar quarter and the number of shares will be based on a valuation equal to the average of the closing prices for the Stock on the New York Stock Exchange, Inc. for the last trading day of each month in such calendar quarter, provided that any fractional share shall be rounded up to a whole share.
7.	Stock Issuance
Non-Employee Directors shall not be deemed for any purpose to be, or have any rights as, shareholders of the Company with respect to any Stock issued under this Plan except if, as and when shares are issued and then only from the date of the certificates therefore.
8.	Amendment
The Board of Directors may from time to time amend the Plan; provided, however, that no amendment may without shareholder approval increase the aggregate number of shares of Stock which may be issued under the Plan (other than an increase described in Section 12) and further provided, that the Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement income Act, or the rules thereunder.
9.	Compliance With Applicable Legal Requirements
No certificate for shares distributable pursuant to the Plan shall be issued and delivered unless the issuance of such certificate complies with all applicable legal requirements, including, without limitation, compliance with the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the requirements of the exchanges on which Stock may, at the time, be listed.
10.	Term of the Plan
This amendment and restatement of the Plan is subject to and shall only become effective upon approval of the shareholders of the Company. Once effective the amended and restated Plan shall remain in effect until terminated by action of the Board or the shareholders of the Company.
11.	Deferral Under 1997 Deferred Compensation Plan
Notwithstanding the other provisions of this Plan, a Non-Employee Director may elect pursuant to the Energen Corporation 1997 Deferred Compensation Plan to defer receipt of compensatory and/or elective grants of Equity Compensation otherwise payable under Section 5 or 6 of this Directors Stock Plan and upon such deferral shall have no further right with respect to such deferred grant other than as provided under said Deferred Compensation Plan. In the event of such a deferral election, shares of Stock which would otherwise have been deliverable to such Non-Employee Director may at the discretion of the Company be delivered to the Trustee under such Deferred Compensation Plan and registered in the name of the Trustee or such other person as the Trustee may direct.
12.	Number of Shares Available
Upon initial adoption of the Plan in 1992, 100,000 shares of Stock were reserved for issuance under the Plan (the “Reserve”). In the event that the Company shall issue shares of Stock (i) in subdivision of outstanding shares of Stock, by reclassification or otherwise, or (ii) for a stock dividend, the Reserve shall be increased proportionately; and in like manner, reduced proportionately in the case of any combination of shares of Stock. As of December 9, 2009, as adjusted for stock splits, 190,724 shares remain in the Reserve. Shares of Stock allocable to a grant or portion of a grant that is cancelled by forfeiture, expiration, or for any other reason shall again be available for additional grants. The aggregate number of shares issuable under the Plan is limited to the Reserve.

ENERGEN CORPORATION
ANNUAL INCENTIVE COMPENSATION PLAN
(Amended as of January 1, 2010)
(as submitted to shareholders April 28, 2010)
1.	PURPOSE.
The purposes of the Plan are to enable the Company and its subsidiaries to attract, retain, motivate and reward qualified executive officers and key employees by providing them with the opportunity to earn incentive compensation linked to the Company’s performance. The Plan contains provisions intended to allow such incentives to be structured in a manner that qualifies for the performance-based exception to Section 162(m) of the Internal Revenue Code.
2.	DEFINITIONS.
Unless the context requires otherwise, the following words as used in the Plan shall have the meanings ascribed to each below, it being understood that masculine, feminine and neuter pronouns are used interchangeably and that each comprehends the others.
          (a) “Board” shall mean the Board of Directors of the Company.
          (b) “Committee” shall mean the Officers Review Committee of the Board (or such other committee of the Board that the Board shall designate from time to time) or any subcommittee thereof comprised of two or more directors each of whom is an “outside director” within the meaning of Section 162(m).
          (c) “Company” shall mean Energen Corporation.
          (d) “Covered Employee” shall mean (i) the Company’s Chief Executive Officer and (ii), subject to change from time to time at the discretion of the Committee, the Company’s Chief Financial Officer, the Company’s General Counsel, the Chief Operating Officer of Alabama Gas Corporation, and the Chief Operating Officer of Energen Resources Corporation.
          (e) “Participant” shall mean those executive officers and key employees of the Company or a Subsidiary designated by the Committee as participants under the Plan.
          (f) “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Section 162(m).
          (g) “Plan” shall mean the Energen Corporation Annual Incentive Compensation Plan, as set forth herein and as it may be amended from time to time.

          (h) “Plan Year” shall mean the fiscal year of the Company or such other period as may be determined by the Committee.
          (i) “Section 162(m)” shall mean Section 162(m) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.
          (j) “Subsidiary” shall mean and include any corporation which is included in the affiliated group of the Company, as such term is defined in Section 1504 of the Code, without regard to Section 1504(b), provided, however, that a corporation which itself has capital stock which is publicly held shall not be considered a “Subsidiary.”
3.	ADMINISTRATION.
The Committee shall administer and interpret the Plan. Any determination made by the Committee under the Plan shall be final and conclusive. The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company or a Subsidiary) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant or agent and any computation received from such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan other than as a result of such individual’s willful misconduct.
4.	TERMS AND CONDITIONS OF INCENTIVES.
4.1 ESTABLISHMENT OF PERFORMANCE OBJECTIVES AND INCENTIVE OPPORTUNITY. Within 90 days of the commencement of each Plan Year (or such later time as may be permitted for performance-based compensation under Section 162(m)), the Committee shall establish written performance objectives and a cash incentive opportunity for each Participant chosen to receive an incentive for such Plan Year. At the time of setting the performance objectives, the Committee shall specify the formula to be used in calculating each of the criteria on which an incentive is based and their relative weights. The incentive opportunity shall be expressed as an amount of cash or percentage of salary. The Committee may also specify a minimum acceptable level of achievement of the relevant performance objectives, as well as one or more additional levels of achievement, and a formula to determine the percentage of the incentive opportunity earned by the employee upon attainment of each such level of achievement. The performance objectives and incentive opportunity relating to any particular incentive need not be the same as those relating to any other incentive, whether made at the same or a different time. The Committee may delegate to the Chief Executive Officer of the Company the establishment and measurement of such performance objectives for Participants who are not Covered Employees.

2

4.2 PERFORMANCE OBJECTIVE CRITERIA. The performance objectives for Participants who are Covered Employees shall be based on one or more objectively measured financial and operational criteria as measured with respect to the Company and/or one or more of the Subsidiaries (the “Section 162(m) Criteria”):
•	Earnings per share

•	Net income

•	Operating income

•	Operations and maintenance expenses

•	Capital expenditures

•	Revenue

•	Return on equity, capital or assets

•	Cash flow

•	Oil and/or gas production or reserve additions

•	Utility throughput, customer count, use per customer, burner tip count

•	Customer satisfaction, customer complaint count

•	Safety
The performance objectives for Participants who are not Covered Employees may be based on Section 162(m) Criteria or on criteria different from or supplemental to the Section 162(m) Criteria.
4.3 EARNING OF INCENTIVE, INDIVIDUAL MAXIMUM. Promptly after the date on which the necessary information for a particular Plan Year becomes available, the Committee shall determine the extent to which the incentive opportunity for such Plan Year has been earned through the achievement of the relevant performance objectives by each Participant who was granted an incentive for such Plan Year. At its discretion, the Committee may reduce a Participant’s earned incentive by up to 25%. The Committee shall certify in writing the earned incentives adjusted for any discretionary reductions. Notwithstanding the terms of any incentive, the maximum incentive under this Plan to any individual for any one Plan Year shall not exceed $2.5 million.
4.4 PAYMENT OF INCENTIVES. Promptly after the Committee has certified in writing that an incentive has been earned and any discretionary reductions, such incentives shall be paid in cash in a lump sum, provided, that any amounts, the payment of which has been deferred under the Energen Corporation 1997 Deferred Compensation Plan or any successor plan, shall be credited to the Participant’s account in accordance with the terms of that plan.
4.5 DEATH, DISABILITY, RETIREMENT, TERMINATION OF EMPLOYMENT. If prior to the last day of a Plan Year for which an incentive is payable, a Participant’s employment terminates as a result of the Participant’s death, disability, or retirement under the terms of any retirement plan maintained by the Company or a Subsidiary such Participant shall receive an incentive equal to the amount

3

the Participant would have received as an incentive if such Participant had remained an employee through the end of the Plan Year multiplied by a fraction, the numerator of which is the number of days that elapsed during the Plan Year in which the termination occurs prior to and including the date of the Participant’s termination of employment and the denominator of which is the number of days in the full Plan Year (a “pro rata incentive”). If a Participant’s employment terminates for any other reason during a Plan Year, then no incentive shall be payable to the Participant for such Plan Year, provided, that at its discretion, the Committee may determine to pay such Participant up to a pro rata incentive.
5.	GENERAL PROVISIONS.
5.1 EFFECTIVENESS OF THE PLAN. Subject to the approval by the holders of the Common Stock at the 2002 Annual Meeting of Stockholders, the Plan shall be effective with respect to Plan Years beginning on or after January 1, 2002.
5.2 AMENDMENT AND TERMINATION. The Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan; provided, however, that no such amendment, suspension, discontinuance or termination shall adversely affect the rights of any Participant in respect of any Plan Year which has already commenced and no such action shall be effective without approval by the stockholders of the Company to the extent necessary to continue to qualify the amounts payable hereunder to Covered Employees as performance-based compensation under Section 162(m).
5.3 NO RIGHT OF CONTINUED EMPLOYMENT. Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company or any of its subsidiaries.
5.4 NO LIMITATION TO CORPORATION ACTION. Nothing in this Plan shall preclude the Committee or the Board, as each or either shall deem necessary or appropriate, from authorizing the payment of compensation outside the parameters of the Plan, including, without limitation, base salaries, incentives under any other plan of the Company and/or its Subsidiaries (whether or not approved by stockholders), any other incentives (whether or not based on the attainment of performance objectives) and retention or other special payments.
5.5 NONALIENATION OF BENEFITS. Except as expressly provided herein, no Participant shall have the power or right to transfer, anticipate, or otherwise encumber the Participant’s interest under the Plan except by will or the laws of descent and distribution.
5.6 WITHHOLDING. Any amount payable to a Participant under this Plan shall be subject to any applicable Federal, state and local income and employment taxes and any other amounts that the Company or a Subsidiary is required at law to deduct and withhold from such payment.

4

5.7 SEVERABILITY. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.
5.8 GOVERNING LAW. The Plan shall be construed in accordance with and governed by the laws of the State of Alabama, without reference to the principles of conflict of laws.
5.9 HEADINGS. Headings are inserted in this Plan for convenience of reference only and are to be ignored in a construction of the provisions of the Plan.

5

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Voting by Internet or telephone is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

Energen Corporation

INTERNET
http://www.proxyvoting.com/egn
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

▲    FOLD AND DETACH HERE    ▲
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS AND “FOR” ITEMS 2 THROUGH 4.

Please mark your votes as indicated in this example	☒

			FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS			FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS Nominees:		☐	☐	☐	2.	Proposal to amend and restate 1992 Directors Stock Plan	☐	☐	☐
	01	Stephen D. Ban				3.	Proposal to amend Annual Incentive Compensation Plan	☐	☐	☐
	02	Julian W. Banton
	03	T. Michael Goodrich				4.	Proposal to ratify PricewaterhouseCoopers LLP as independent registered public accountants	☐	☐	☐

	(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE “EXCEPTIONS” BOX ABOVE AND WRITE THAT NOMINEE’S NAME IN THE SPACE PROVIDED BELOW.)

	*Exceptions

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

NOTE: Please sign as name appears Hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian. Please give full title as such.

You can now access your Energen Corporation account online.
Access your Energen Corporation account online via investor ServiceDlrect® (ISD).
BNY Mellon Shareowner Services, the transfer agent for Energen Corporation, now makes it easy and convenient to get current Information on your shareholder account.
•	View account status

•	View certificate history

•	View book-entry information
•	View payment history for dividends

•	Make address changes

•	Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
Investor ServiceDirect®

Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-888-764-5603

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more, Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.
Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2009 Annual Report are available at: www.energen.com under the heading “Investor Relations” and subheading “SEC Filings”.

▲ FOLD AND DETACH HERE ▲
PROXY
ENERGEN CORPORATION
Annual Meeting of Shareholders – April 28, 2010
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY
           The undersigned hereby appoints James T. McManus, II and J. David Woodruff, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Energen Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held April 28, 2010 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

BNY MELLON SHAREOWNER SERVICES
Address Change/Comments	P.O. BOX 3550
(Mark the corresponding box on the reverse side)	SOUTH HACKENSACK, NJ 07606-9250
(Continued and to be marked, dated and signed, on the other side)

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Voting by Internet or telephone is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

Energen Corporation

INTERNET
http://www.proxyvoting.com/egn
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

▲    FOLD AND DETACH HERE    ▲
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS AND “FOR” ITEMS 2 THROUGH 4.

Please mark your votes as indicated in this example	☒

			FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS			FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS Nominees:		☐	☐	☐	2.	Proposal to amend and restate 1992 Directors Stock Plan	☐	☐	☐
	01	Stephen D. Ban				3.	Proposal to amend Annual Incentive Compensation Plan	☐	☐	☐
	02	Julian W. Banton
	03	T. Michael Goodrich				4.	Proposal to ratify PricewaterhouseCoopers LLP as independent registered public accountants	☐	☐	☐

	(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE “EXCEPTIONS” BOX ABOVE AND WRITE THAT NOMINEE’S NAME IN THE SPACE PROVIDED BELOW.)

	*Exceptions

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

NOTE: Please sign as name appears Hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian. Please give full title as such.

NOTICE TO EMPLOYEE SAVINGS PLAN PARTICIPANTS
As a participant in the Energen Corporation Employee Savings Plan (the “Plan”) you have the right to direct the Trustee under the Plan how full shares of the Company’s Common Stock, allocable to your account under the Plan as of February 26, 2010. should be voted at the Annual Meeting of Shareholders of Energen Corporation (the “Company”). The number of such shares is shown on this proxy card.
The Annual Meeting will be held at the principal office of the Company, 605 Richard Arrington Jr. Boulevard North,
Birmingham, Alabama, on Wednesday, April 28, 2010, at 9:30 a.m., Central Daylight Time. A Proxy Statement, outlining in more detail the purpose of the Annual Meeting, is enclosed for your review.
The Energen Benefits Committee hopes that every participant will take this opportunity to participate in the affairs of the Company by voting their shares.
Energen’s stock transfer agent, BNY Mellon Shareowner Services, will forward your instructions to the Trustee, if directions are not received by the Trustee prior to the Annual Meeting, the voting rights will not be exercised.

William K. Bibb

Chairman of the

Energen Benefits Committee

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2009 Annual Report are available at: www.energen.com under the heading “Investor Relations” and subheading “SEC Filings”.

▲ FOLD AND DETACH HERE ▲
PROXY
ENERGEN CORPORATION
Annual Meeting of Shareholders – April 28, 2010
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY
           The undersigned hereby appoints James T. McManus, II and J. David Woodruff, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Energen Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held April 28, 2010 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

BNY MELLON SHAREOWNER SERVICES
Address Change/Comments	P.O. BOX 3550
(Mark the corresponding box on the reverse side)	SOUTH HACKENSACK, NJ 07606-9250
(Continued and to be marked, dated and signed, on the other side)